UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

CASELLA WASTE SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CASELLA WASTE SYSTEMS, INC.

25 Greens Hill Lane

Rutland, Vermont 05701

NOTICE OF THE 2014 ANNUAL MEETING OF STOCKHOLDERS

To be Held on Tuesday, October 7, 2014

The 2014 Annual Meeting of Stockholders, or Annual Meeting, of Casella Waste Systems, Inc., a Delaware corporation, will be held on Tuesday, October 7, 2014 at 10:00 a.m., Eastern Daylight Time, at the Killington Grand Hotel, located at 228 East Mountain Road, Killington, Vermont 05751, to consider and act on the following matters:

1.	To elect three Class II directors nominated by our Board of Directors, each to serve for a three-year term expiring at the 2017 Annual Meeting of Stockholders;

2.	To approve an amendment to our Amended and Restated 1997 Employee Stock Purchase Plan to increase the number of shares of our Class A common stock authorized for issuance thereunder from 900,000 shares to 1,200,000 shares;

3.	To approve, in an advisory “say-on-pay” vote, the compensation of our named executive officers, as described in the “Compensation Discussion and Analysis,” executive compensation tables and accompanying narrative disclosures in this proxy statement;

4.	To adopt and approve amendments to our Second Amended and Restated Certificate of Incorporation, as amended, and our Third Amended and Restated By-Laws to declassify our Board of Directors;

5.	To ratify the appointment of McGladrey LLP, an independent registered public accounting firm, as our independent auditors for the eight-month transition period ending December 31, 2014; and

6.	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Stockholders of record of our Class A common stock and our Class B common stock at the close of business on August 15, 2014, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. If you are a stockholder of record, please vote in one of the following ways:

•

Vote over the Internet, by going to the website of our tabulator, Computershare Trust Company, N.A., at www.investorvote.com/CWST and following the instructions for Internet voting shown on the enclosed proxy card;

•	Vote by Telephone, by calling 1-800-652-VOTE (8683) and following the recorded instructions; or

•

Vote by Mail, by completing and signing your enclosed proxy card and mailing it in the enclosed postage prepaid envelope. If you vote over the Internet or by telephone, please do not mail your proxy card.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

We encourage all stockholders to attend the Annual Meeting in person. You may obtain directions to the Annual Meeting by contacting our Investor Relations Department at 1-802-775-0325. Whether or not you plan to attend the Annual Meeting in person, we urge you to take the time to vote your shares.

By order of the Board of Directors,

August , 2014 Rutland, Vermont	John W. Casella Chairman and Chief Executive Officer

PROXY STATEMENT

i

CASELLA WASTE SYSTEMS, INC.

25 Greens Hill Lane

Rutland, Vermont 05701

PROXY STATEMENT

for the

2014 ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, October 7, 2014

This proxy statement and the enclosed proxy card are being furnished to you in connection with the solicitation of proxies by our Board of Directors, or Board, for use at the 2014 Annual Meeting of Stockholders, or Annual Meeting, to be held on Tuesday, October 7, 2014 at 10:00 a.m., Eastern Daylight Time, at the Killington Grand Hotel, located at 228 East Mountain Road, Killington, Vermont 05751, and at any postponement or adjournment thereof.

All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted (a) “FOR” the election of all three director nominees, (b) “FOR” the amendment to our Amended and Restated 1997 Employee Stock Purchase Plan, or ESPP, to increase the number of shares of our Class A common stock authorized for issuance thereunder from 900,000 shares to 1,200,000 shares, (c) “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, (d) “FOR” the amendments to our Second Amended and Restated Certificate of Incorporation, as amended, or Certificate of Incorporation, and our Third Amended and Restated By-Laws, or By-Laws, to declassify our Board and (e) “FOR” the ratification of the appointment of our independent auditors for the eight-month transition period ending December 31, 2014, or 2014 transition period.

The Notice of the 2014 Annual Meeting of Stockholders, this proxy statement, the accompanying proxy card and our Annual Report to Stockholders for the fiscal year ended April 30, 2014, or 2014 Annual Report, are being mailed to stockholders on or about August     , 2014.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

For Annual Meeting of Stockholders to be Held on Tuesday, October 7, 2014

The proxy materials, which include this proxy statement, a proxy card and our 2014 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended April 30, 2014, are available for viewing, printing and downloading at www.casella.com/2014AnnualMeeting.

A copy of our proxy materials will be furnished without charge to any stockholder upon oral or written request to Casella Waste Systems, Inc., Attn: Investor Relations, 25 Greens Hill Lane, Rutland, Vermont 05701, Telephone: 1-802-775-0325.

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended April 30, 2014 are also available on the Securities and Exchange Commission’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q. Why did I receive these proxy materials?	A.

We are providing these proxy materials to you in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting, to be held at the Killington Grand Hotel, located at 228 East Mountain Road, Killington, Vermont 05751, on Tuesday, October 7, 2014 at 10:00 a.m., Eastern Daylight Time. As a stockholder of record of Casella Waste Systems, Inc., you are invited to attend the Annual Meeting and you are entitled and requested to vote on the proposals described in this proxy statement.

Q. What is included in the proxy materials?	A.	The proxy materials include this proxy statement, a proxy card and our 2014 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended April 30, 2014.

Q. Who can vote at the Annual Meeting?	A.

Our Board fixed August 15, 2014 as the record date for the Annual Meeting. If you were a stockholder of record on the record date, you are entitled to vote (in person or by proxy) all of the shares that you held on that date at the Annual Meeting and at any postponement or adjournment thereof.

On the record date, we had              shares of Class A common stock outstanding (each of which entitles its holder to one vote per share) and 988,200 shares of Class B common stock outstanding (each of which entitles its holder to 10 votes per share). Unless indicated otherwise, in this proxy statement, we refer to our Class A common stock and our Class B common stock together as our common stock. Holders of our common stock do not have cumulative voting rights.

Q. How do I vote?	A.	If your shares are registered directly in your name, you may vote:

(1)	Over the Internet: Go to the website of our tabulator, Computershare Trust Company, N.A., at www.investorvote.com/CWST. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m., Eastern Daylight Time, on October 6, 2014, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

(2)	By Telephone: Call 1-800-652-VOTE (8683), toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., Eastern Daylight Time, on October 6, 2014, the day before the Annual Meeting, for your proxy to be valid and your vote to count.

(3)

By Mail: If you received your proxy materials by mail, complete and sign your proxy card and mail it to Computershare Trust Company, N.A. in the postage prepaid envelope we provided. Computershare Trust Company, N.A. must receive the proxy card by October 6, 2014, the day before the Annual Meeting, for your proxy to be valid and your vote to count. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, the persons named as proxies will follow our Board’s recommendations and vote your shares:

•	“FOR” the election of all three director nominees;

•	“FOR” the amendment to our ESPP to increase the number of shares of our Class A common stock authorized for issuance thereunder from 900,000 shares to 1,200,000 shares;

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;

•	“FOR” the amendments to our Certificate of Incorporation and By-Laws to declassify our Board;

•	“FOR” the ratification of the appointment of McGladrey LLP as our independent auditors for the 2014 transition period; and

•	On any other matters properly brought before the Annual Meeting, in accordance with the best judgment of the named proxies.

(4)	In Person at the Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

If your shares are held in “street name,” meaning they are held for your account by a bank, broker or other nominee, you may vote:

(1)	Over the Internet or by Telephone: You will receive instructions from your bank, broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2)	By Mail: You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3)	In Person at the Annual Meeting: Contact your bank, broker or other nominee who holds your shares to obtain a broker’s legal proxy and bring it with you to the Annual Meeting. A broker’s legal proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name in person at the Annual Meeting unless you have a legal proxy from your bank, broker or other nominee issued in your name giving you the right to vote your shares.

Q. Can I change my vote?	A.	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the Annual Meeting. To do so, you must do one of the following:

(1)	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m., Eastern Daylight Time, on October 6, 2014.

(2)	Sign a new proxy and mail it as instructed above. Only your latest dated proxy received by Computershare Trust Company, N.A. by October 6, 2014 will be counted.

(3)	Attend the Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the Annual Meeting will not revoke your Internet vote, telephone vote or proxy, as the case may be, unless you specifically request it.

If your shares are held in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a broker’s legal proxy as described in the answer above.

Q. Will my shares be voted if I do not return my proxy?	A.	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting.

If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely return your proxy in accordance with the instructions provided by them. Banks, brokers or other nominees can vote their customers’ unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return a proxy to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on discretionary matters, either vote your shares or leave your shares unvoted. Your bank, broker or other nominee cannot vote your shares on any non-discretionary matter.

The election of directors (Proposal 1), the amendment to our ESPP (Proposal 2), the advisory “say-on-pay” vote (Proposal 3) and the amendments to our Certificate of Incorporation and By-Laws to declassify our Board (Proposal 4) are non-discretionary matters. The ratification of the appointment of our independent auditors (Proposal 5) is a discretionary matter.

We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

Q. How many shares must be present to hold the Annual Meeting?	A.

The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the Annual Meeting by the holders of our Class A common stock and our Class B common stock, voting together as a class, is necessary to constitute a quorum for the transaction of business at the Annual Meeting, other than the election of the director whom holders of Class A common stock, voting separately as a class, are entitled to elect, whom we refer to as the Class A Director. The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the Annual Meeting by holders of our Class A common stock is necessary to constitute a quorum for purposes of the election of the Class A Director. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy or that are represented in person at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in street name by banks, brokers or nominees who indicate on their proxies that they do not have authority to vote those shares on Proposals 1, 2, 3 and 4. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

Q. What vote is required to approve each matter and how are votes counted?	A.	Proposal 1—Election of Class II Directors

Under our By-Laws, the holders of Class A common stock, voting separately as a class, are entitled to elect the Class A Director. Gregory B. Peters has been nominated as the Class A Director. The nominee for Class A Director receiving the highest number of votes FOR election as Class A Director cast by holders of Class A common stock will be elected as Class A Director. This is called a plurality. The two nominees for director other than Mr. Peters receiving the highest number of votes FOR election cast by holders of Class A common stock and Class B common stock, voting together as a class, will be elected as directors. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 1. Shares held in street name by banks, brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any nominee and will be treated as “broker non-votes.” Broker non-votes will have no effect on the voting on Proposal 1. With respect to Proposal 1, you may:

•	vote FOR all nominees;

•	vote FOR one or more nominee(s) and WITHHOLD your vote from the other nominee(s); or

•	WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2—Approval of an amendment to our ESPP to increase the number of shares of our Class A common stock authorized for issuance thereunder from 900,000 shares to 1,200,000 shares

To approve Proposal 2, the holders of shares of Class A common stock and Class B common stock, voting together as a class, representing a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is a non-discretionary matter. Therefore, if your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 2. Shares held in street name by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST Proposal 2 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 2. If you vote to ABSTAIN on this Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will not be counted as votes cast or shares withheld on Proposal 2. Voting to ABSTAIN will have no effect on the voting on Proposal 2.

Proposal 3—Advisory “Say-on-Pay” Vote on the Compensation of Our Named Executive Officers

To approve Proposal 3, the holders of shares of Class A common stock and Class B common stock, voting together as a class, representing a majority of the votes cast on the matter must vote FOR the proposal. Proposal 3 is a non-discretionary matter. Therefore, if your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 3. Shares held in street name by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 3 will not be counted as votes FOR or AGAINST Proposal 3 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 3. If you vote to ABSTAIN on this Proposal 3, your shares will not be voted FOR or AGAINST the proposal and will not be counted as votes cast or shares withheld on Proposal 3. Voting to ABSTAIN will have no effect on the voting on Proposal 3.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof). However, the Compensation Committee of our Board and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Proposal 4—Amendments to our Certificate of Incorporation and By-Laws to Declassify Board of Directors

To approve Proposal 4, the holders of shares representing at least seventy-five (75%) of the votes which all the stockholders would be entitled to cast at any election of directors or class of directors (other than an election of the Class A Director) must vote FOR the proposal. Proposal 4 is a non-discretionary matter. Therefore, if your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 4. Shares held in street name by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 4 will not be counted as votes FOR or AGAINST Proposal 4 and will be treated as broker non-votes. Broker non-votes will have the effect of a vote AGAINST Proposal 4. If you vote to ABSTAIN on this Proposal 4, your shares will not be voted FOR or AGAINST the proposal. Voting to ABSTAIN will have the effect of a vote AGAINST Proposal 4.

Proposal 5—Ratification of Appointment of Independent Auditors

To approve Proposal 5, the holders of shares of Class A common stock and Class B common stock, voting together as a class, representing a majority of the votes cast on the matter must vote FOR the proposal. Proposal 5 is a discretionary matter. Therefore, if your shares are held by a bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee may vote your unvoted shares on Proposal 5. If you vote to ABSTAIN on Proposal 5, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 5.

Although stockholder approval of the appointment by the Audit Committee of our Board of McGladrey LLP as our independent auditors for the 2014 transition period is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our Audit Committee may reconsider its appointment of McGladrey LLP as our independent auditors for the 2014 transition period.

Q. Are there other matters to be voted on at the Annual Meeting?	A.

We do not know of any matters that may come before the Annual Meeting other than the five proposals described above. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q. Where can I find the voting results?	A.	We will report the voting results in a Current Report on Form 8-K within four business days following the adjournment of our Annual Meeting.

Q. What are the costs of soliciting these proxies?	A.

We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

BOARD OF DIRECTORS

Information Regarding Directors and Director Nominees

Our Certificate of Incorporation and our By-Laws currently provide for the classification of our Board into three classes, each having as nearly an equal number of directors as possible. The terms of service of the three classes are staggered so that the term of one class expires each year. At each annual meeting of stockholders, directors are elected for a full term of three years to continue or succeed those directors whose terms are expiring.

Our Board currently consists of nine directors. Class I consists of James F. Callahan, Jr., Douglas R. Casella and Michael K. Burke, each with a term ending in 2016. Class II consists of Gregory B. Peters, Joseph G. Doody and Emily Nagle Green, each with a term ending in 2014. Class III consists of John W. Casella, John F. Chapple III and James P. McManus, each with a term ending in 2015.

Upon the recommendation of the Nominations and Governance Committee of our Board, our Board nominated Messrs. Peters and Doody and Ms. Nagle Green for re-election at the Annual Meeting as Class II directors, each to serve until 2017 or until his or her successor is elected and qualified.

Director Qualifications

The following table and biographical descriptions provide information as of July 31, 2014 relating to each director and director nominee, including his or her age and period of service as a director of Casella Waste Systems, Inc.; his or her committee memberships; his or her business experience, including principal occupation and employment and directorships at other public companies during the past five years; his or her community activities; and the other experience, qualifications, attributes or skills that led our Board to conclude he or she should serve as a director of Casella Waste Systems, Inc.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class II Director Nominees to be elected at the Annual Meeting (terms expiring in 2017, if elected)

Joseph G. Doody Compensation Committee	61	Mr. Doody has served as a member of our Board since 2004. Mr. Doody has served as Vice Chairman of Staples, Inc., an office products company, since January 2014. Previously, Mr. Doody had served as President, North American Commercial of Staples, Inc. from 1998 until January 2014. From 1974 to 1998, Mr. Doody held several managerial positions with the Eastman Kodak Company, an imaging technology company, including General Manager and Vice President, North America, Office Imaging. Mr. Doody has served on the Board of Directors of Paychex, Inc., a leading provider of payroll, human resource, and benefits outsourcing solutions, since October 2010. Mr. Doody holds a B.S. in Economics from State University of New York at Brockport and an M.B.A. from the University of Rochester. We believe Mr. Doody is qualified to serve on our Board due to his significant leadership experience, board experience and management experience of a multinational company.

Emily Nagle Green Compensation Committee	56	Ms. Nagle Green has served as a member of our Board since July 2012. Since January 2012, Ms. Nagle Green has served as President and Chief Executive Officer of Smart Lunches, Inc., an online delivery service providing fresh meals to children. From November 2005 to June 2011, Ms. Nagle Green served as Chief Executive Officer and a member of the Board of Directors of Yankee Group, a technology research firm, and from June 2011 to January 2012, Ms. Nagle Green served as Chairman of the Board of Directors of Yankee Group. Prior to joining Yankee Group, Ms. Nagle Green served as President and Chief Executive Officer of Cambridge Energy Research, an energy research and consulting firm, from 2003 to 2004. From 1995 to 2003, Ms. Nagle Green served in several leadership positions with Forrester Research, a provider of information technology and consulting services. Ms. Nagle Green holds a B.S.LL. from Georgetown University and an M.S. in Engineering and Computer Graphics from the University of Pennsylvania. We believe Ms. Nagle Green is qualified to serve on our Board due to her substantial executive senior management experience as well as over 25 years of experience in identifying and leveraging technology trends.

Gregory B. Peters Lead Director Audit Committee Nominations and Governance Committee (Chair) Compensation Committee Stock Plan Subcommittee	68	Mr. Peters has served as a member of our Board since 1993. Mr. Peters has served as managing general partner of Lake Champlain Capital Management, LLC, a venture capital firm, since April 2001. From April 1988 to March 2001, Mr. Peters served as managing general partner of Vermont Venture Capital Partners, L.P., a venture capital company. Mr. Peters also previously served as general partner of North Atlantic Capital Partners, L.P., a venture capital company. Mr. Peters holds a B.A. from Harvard College and an M.B.A. from Harvard Business School. We believe Mr. Peters is qualified to serve on our Board due to his significant experience as a professional investor and extensive experience in areas of corporate governance.

Class III Directors (terms expiring in 2015)

John W. Casella Chairman	63	Mr. Casella has served as Chairman of our Board since July 2001 and as our Chief Executive Officer since 1993. Mr. Casella also served as our President from 1993 to July 2001 and as Chairman of our Board from 1993 to December 1999. In addition, Mr. Casella has served as Chairman of the Board of Directors of Casella Waste Management, Inc., a wholly-owned subsidiary of ours, since 1977. Mr. Casella is also an executive officer and director of Casella Construction, Inc., a company owned by Mr. Casella and Douglas R. Casella, which specializes in general contracting, soil excavation and heavy equipment work and which performs landfill-construction services for us. Mr. Casella has been a member of numerous industry-related and community service-related state and local boards and commissions, including the National Recycling Coalition, Board of Directors of the Associated Industries of

		Vermont, The Association of Vermont Recyclers, the Vermont State Chamber of Commerce, the Rutland Industrial Development Corporation and Rutland Regional Medical Center. Mr. Casella has also served on various state task forces, serving in an advisory capacity to the Governors of Vermont and New Hampshire on solid waste issues. Mr. Casella holds an A.S. in Business Management from Bryant & Stratton College and a B.S. in Business Education from Castleton State College. Mr. Casella is the brother of Douglas R. Casella, a member of our Board. We believe Mr. Casella is qualified to serve on our Board due to his insight and expertise in the waste management industry, coupled with his extensive business and leadership experience.

John F. Chapple III Compensation Committee	73	Mr. Chapple has served as a member of our Board since 1994. Mr. Chapple served as President and owner of Catamount Waste Services, Inc., a central Vermont hauling and landfill operation, which we purchased in May 1994, from August 1989 to July 1994. Mr. Chapple has been retired since 1995. We believe Mr. Chapple is qualified to serve on our Board due to his substantial industry expertise, extensive landfill operating knowledge, leadership experience and long tenure on our Board.

James P. McManus Compensation Committee (Chair) Stock Plan Subcommittee	51	Mr. McManus has served as a member of our Board since August 2005. Since July 2007, Mr. McManus has served as President and Chief Executive Officer of The Hinckley Company, a yacht manufacturer. From 2003 through June 2007, Mr. McManus served as President and Chief Executive Officer of Zoots Corporation, an operator of dry cleaning stores. From 1994 until 2003 Mr. McManus held several management positions with Aramark Corporation, a food services and facility management company, including as President of its Business Services Group. Mr. McManus holds a B.A. from Yale University and an M.B.A. from Harvard Business School. We believe Mr. McManus is qualified to serve on our Board due to his extensive experience as a senior executive and director of publicly-traded and private corporations.

Class I Directors (terms expiring in 2016)

James F. Callahan, Jr. Audit Committee (Chair) Nominations and Governance Committee	70	Mr. Callahan has served as a member of our Board since March 2003. Mr. Callahan served as an audit and business advisory partner of Arthur Andersen LLP, an independent public accounting firm, from September 1975 to March 2000. Mr. Callahan has been retired since March 2000. Mr. Callahan has served as a member of various community service-related boards and currently serves on the Board of Trustees of the Massachusetts Department of Developmental Services’ Hogan Regional Center and is Trustee Emeritus of Bates College. Mr. Callahan holds a B.A. from Bates College and an M.B.A. from the Rutgers University School of Management. We believe Mr. Callahan is qualified to serve on our Board due to his 25 years of experience at Arthur Andersen, the depth and breadth of his financial reporting expertise and his experience with complex financial matters.

Douglas R. Casella Vice Chairman	58	Mr. Casella has served as Vice Chairman of our Board since 1993. Mr. Casella founded Casella Waste Management, Inc., a wholly owned subsidiary of ours, in 1975 and has served as its President since then. Since 1989, Mr. Casella has served as President of Casella Construction, Inc., a company owned by Mr. Casella and John W. Casella, which specializes in general contracting, soil excavation and heavy equipment work and which performs landfill-construction services for us. Mr. Casella is the brother of John W. Casella. We believe Mr. Casella is qualified to serve on our Board due to his extensive experience with operational and asset management matters in the waste management industry.

Michael K. Burke Audit Committee	56	Mr. Burke has served as a member of our Board since February 2008. From January 2012 to June 2014, Mr. Burke served as Senior Vice President and Chief Financial Officer of Landauer, Inc., a publicly traded global provider of devices, consumable medical products and technical/analytical services. Prior to Landauer, Mr. Burke served as Senior Vice President and Chief Financial Officer of Albany International Corp., a publicly-traded global advanced textiles and materials processing company, from July 2009 to September 2010. Mr. Burke served as the Executive Vice President and Chief Financial Officer of Intermagnetics General Corporation, a publicly traded medical device company, from December 2001 until its sale to Royal Philips Electronics in November 2006. Before joining Intermagnetics, Mr. Burke served as Executive Vice President and Chief Financial Officer of HbT, Inc., a manufacturer of hydrogen generators and processors. Prior to joining HbT in May 2000, Mr. Burke served as a Managing Director within the U.S. Investment Banking Department of CIBC Oppenheimer Corp. Mr. Burke holds a B.A. in Economics from Lake Forest College and a Graduate Certificate in Mergers and Acquisitions from The Wharton School. We believe Mr. Burke is qualified to serve on our Board due to his leadership and financial experience, particularly as a chief financial officer of publicly-traded companies, and broad functional skill set.

See “Certain Relationships and Related Person Transactions” and “Beneficial Ownership of Voting Stock” for additional information concerning members of our Board, including those who are nominees for election as directors.

The holders of Class A common stock, voting separately as a class, are entitled to elect the Class A Director. Mr. Peters, a Class II director who serves as our Lead Director and is a member of the Compensation Committee, Audit Committee, Nominations and Governance Committee and Stock Plan Subcommittee, serves as the Class A Director.

The employment agreement by and between us and Mr. John Casella provides that he shall be elected as a member of our Board. We have agreed to use our best efforts to ensure that Mr. John Casella is elected as a director.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance policies and practices that we have adopted.

We have adopted a code of business conduct and ethics, which applies to all of our directors, officers and employees, corporate governance guidelines and charters for the Audit Committee, Compensation Committee and Nominations and Governance Committee of our Board. Complete copies of our code of business conduct and business ethics, corporate governance guidelines and committee charters, which are described below, are available on the Investor Relations section of our website, www.casella.com. Alternatively, you can request a copy of any of these documents by writing to Casella Waste Systems, Inc., Attn: Corporate Secretary, 25 Greens Hill Lane, Rutland, Vermont 05701.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Casella Waste Systems, Inc. and its stockholders. These guidelines, which provide a framework for the conduct of our Board’s business, provide, among other matters, that:

•	our Board’s principal responsibility is to oversee the management of Casella Waste Systems, Inc.;

•	a majority of the members of our Board shall be independent directors;

•	the independent directors shall meet regularly in executive session;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors are expected to participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, our Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Stock Ownership Guidelines

Our Board believes that each non-employee director should acquire and hold shares of our stock in an amount that is meaningful and appropriate to such director. Accordingly, our Board adopted stock ownership guidelines that require each non-employee director to attain a share ownership level of our Class A common stock equal to four times the annual cash fees paid to non-employee directors for service on our Board, which does not include fees paid to non-employee directors based on meeting attendance or service as a committee chair or Lead Director. Each non-employee director is required to attain such ownership levels by the third annual meeting of stockholders following the first annual meeting of stockholders at which such non-employee director is elected to our Board.

Board Determination of Independence

Under the applicable rules of the NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board determined that none of Ms. Nagle Green or Messrs. Burke, Callahan, Chapple, Doody, McManus and Peters has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Director Nominations Process

The Nominations and Governance Committee acts under a written charter that we have posted on the Corporate Governance page of the Investor Relations section of our website, www.casella.com. The process followed by the Nominations and Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominations and Governance Committee and our Board.

Criteria and Diversity

Although our Board does not have a formal diversity policy, in considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, the Nominations and Governance Committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. The Nominations and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities to our stockholders.

The director biographies appearing above indicate each nominee’s experience, qualifications, attributes and skills that led our Board to conclude that he or she should continue to serve as a member of our Board. Our Board believes that each of the nominees has substantial achievement in his or her professional pursuits, and possesses the background, talents and experience that our Board desires and that will contribute to the best interests of Casella Waste Systems, Inc. and to long-term stockholder value.

Stockholder Nominations

Stockholders may recommend individuals to the Nominations and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to: Nominations and Governance Committee, c/o Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701. The Nominations and Governance Committee has no obligation to consider individuals recommended by stockholders for nomination by the Committee as potential director candidates. However, assuming that appropriate biographical and background material has been provided on a timely basis, we expect that individuals recommended by stockholders would be so considered and evaluated by the Nominations and Governance Committee by following substantially the same process, and applying substantially the same criteria, as it follows for candidates identified by others.

Stockholders also have the right under our By-Laws to directly nominate director candidates, without any action or recommendation on the part of the Nominations and Governance Committee or our Board, by following the procedures set forth under “Stockholder Proposals and Nominations for the 2015 Annual Meeting of Stockholders.” If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting of stockholders. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in the By-Laws will not be included in our proxy statement and proxy card for the next annual meeting.

Board Meetings and Attendance

Our Board met eight times during the fiscal year ended April 30, 2014, which we refer to as fiscal 2014, either in person or by teleconference. During fiscal 2014, each director attended at least 75% of the meetings of our Board and at least 75% of the meetings of the committees of our Board on which he or she then served.

Director Attendance at Annual Meeting of Stockholders

We encourage, but have no policy with respect to, attendance of directors at the annual meeting of stockholders. Messrs. Burke, Callahan, John Casella, Douglas Casella and Peters attended the 2013 Annual Meeting of Stockholders.

Board Leadership Structure

Mr. John Casella serves as Chairman of our Board and Chief Executive Officer. Our Board believes that combining the Chairman and Chief Executive Officer positions fosters clear accountability, effective decision-making and alignment of corporate strategy and is the appropriate leadership structure for us at this time. Additionally, our Board believes this leadership structure is particularly appropriate for our company given Mr. Casella’s long history with our company and his extensive knowledge of and experience with our business and industry. As our founder and our Chief Executive Officer since 1993, Mr. John Casella has been an integral part of the leadership of our Board, and his strategic vision has helped to guide our growth and performance.

In 2003, our Board established the position of Lead Director. Mr. Peters was elected Lead Director by the independent members of our Board in 2003 and he has served in that role ever since. The responsibilities of the Lead Director are included in our Corporate Governance Guidelines, which are posted on the Corporate Governance page of the Investor Relations section of our website, www.casella.com. The Lead Director chairs meetings of our independent directors, meets with any director who is not adequately performing his or her duties as a member of our Board or any committee and facilitates communications between the Chairman of our Board and other directors. The Lead Director also works with the Chairman of our Board in preparing agendas for each meeting of our Board and consults with the Chairman of our Board on matters relating to corporate governance and board performance.

Our Board believes that its leadership structure is appropriate because it strikes an effective balance between strategy development, independent leadership and management oversight in the Board process.

Board Committees

Our Board has established three standing committees—Audit, Compensation and Nominations and Governance—each of which operates under a charter that was approved by our Board. In addition, the Compensation Committee designated two of its members to serve on the Stock Plan Subcommittee.

Our Board determined that all of the members of each of its three committees are independent as defined under the rules of NASDAQ, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in the case of all members of the Compensation Committee, the independence requirements under Rule 10C-1 under the Exchange Act. Our non-employee directors serve on the committees of our Board as follows:

	Audit Committee	Compensation Committee	Nominations and Governance Committee

Michael K. Burke

James F. Callahan

John F. Chapple III

Joseph G. Doody

James P. McManus

Emily Nagle Green

Gregory B. Peters**

**	Lead Independent Director
Chairperson
Member

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, evaluating, retaining and, if necessary, terminating an independent registered public accounting firm to serve as our independent auditors;

•	reviewing and discussing with management and our independent auditors our annual and quarterly financial statements and related disclosures and the internal controls over our financial reporting;

•	overseeing our compliance with legal and regulatory requirements;

•

taking appropriate actions, or recommending that our Board take appropriate action, to oversee the qualifications and independence of our independent auditors, including the consideration of independence when preapproving audit and non-audit services;

•	overseeing our internal audit function;

•	monitoring the performance of our internal audit function and our independent auditors, including conducting an annual evaluation of the performance of our auditors;

•	overseeing our risk management policies;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the Audit Committee report required by Securities and Exchange Commission, or SEC, rules, which is included on page 19 of this proxy statement.

The Audit Committee currently consists of Messrs. Callahan (Chair), Burke and Peters. Our Board determined that Mr. Callahan is an “Audit Committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met five times during fiscal 2014. See “Report of the Audit Committee of the Board of Directors.”

Compensation Committee and Stock Plan Subcommittee

The Compensation Committee’s responsibilities include:

•	administering any bonus, incentive compensation and stock incentive plans;

•	reviewing and approving the salaries and certain other compensation and benefits of our executive officers;

•	reviewing and making recommendations to our Board with respect to director compensation;

•	reviewing and discussing with management our “Compensation Discussion and Analysis,” which is included beginning on page 20 of this proxy statement; and

•	preparing the Compensation Committee report required by SEC rules, which is included on page 25 of this proxy statement.

The Stock Plan Subcommittee of the Compensation Committee grants restricted stock units and other awards under our stock incentive plans to executive officers.

The members of the Compensation Committee are Messrs. McManus (Chair), Doody, Chapple and Peters and Ms. Nagle Green. The members of the Stock Plan Subcommittee are Messrs. McManus and Peters. The Compensation Committee met six times during fiscal 2014, either in person or by teleconference.

Nominations and Governance Committee

The Nominations and Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board;

•	recommending to our Board persons to be nominated for election as directors;

•	developing, reviewing and recommending to our Board applicable corporate governance guidelines; and

•	overseeing an annual evaluation of our Board.

The members of the Nominations and Governance Committee are Messrs. Peters (Chair) and Callahan. The Nominations and Governance Committee met four times during fiscal 2014.

Risk Oversight

Role of Our Board in Management of Risk

Our Board administers its risk oversight function directly and through its Audit Committee and receives regular reports from members of senior management on areas of material risk to Casella Waste Systems, Inc., including operational, financial, legal and regulatory, strategic and reputational risks. As part of its charter, the Audit Committee regularly discusses with management our major risk exposures, their potential financial impact on Casella Waste Systems, Inc. and the steps we take to manage them. In addition, the Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and succession planning. The Nominations and Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure and corporate governance.

Risk Considerations in Executive Compensation

Our Compensation Committee has discussed the concept of risk as it relates to our executive compensation program and our Compensation Committee does not believe our executive compensation program encourages excessive or inappropriate risk taking. As described more fully below in “Compensation Discussion and Analysis,” we structure our compensation program to consist of both fixed and variable components to motivate our executives to produce superior short and long-term results that are in the best interests of Casella Waste Systems, Inc. and its stockholders in order to attain our ultimate objective of increasing stockholder value. We believe that any risks that may arise from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Casella Waste Systems, Inc.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee throughout fiscal 2014 were Messrs. McManus (Chair), Doody, Chapple and Peters and Ms. Nagle Green. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or Compensation Committee.

Certain Relationships and Related Person Transactions

We have adopted a written policy and have established procedures regarding approval of transactions between us and any employee, officer, director and other related persons, including those required to be reported under Item 404 of Regulation S-K. The policy requires that all related person transactions are reviewed by the Audit Committee and approved by our Board.

With respect to bidding projects in excess of $500,000 in which a related person, including Casella Construction, Inc. is a bidder, the Audit Committee has established a specific procedure. This procedure requires us to solicit a minimum of three qualified bids. The bid package is required to be sufficiently detailed to allow for direct comparisons of costs between responsive bidders. Bids for work on which Casella Construction, Inc. or any other related person is bidding are required to be directed to a third party engineer for opening, compilation and tabulation. The bids are then evaluated by the project team based on price, performance references, qualifications, experience, alternate bid items, proposed schedule, subcontractors qualifications/references, technical compliance and other bid information that is in the best interest of the project. In the event that a construction contract is successfully bid by a related person, bids and recommendations are required to be submitted to our Chief Financial Officer and our President and Chief Operating Officer for submission to the Audit Committee for review and to our Board for approval. With respect to sole source bids (i.e. those less than $500,000), the Audit Committee is required to be provided with documentation describing the reason for the work, a comparison of market or historical prices to the bid price, and approval by our Chief Financial Officer or our President and Chief Operating Officer. Change orders relating to contracts with related parties are required to be forwarded to our Chief Financial Officer for submission to the Audit Committee for review and to our Board for approval before the change order is approved; provided that change orders to existing contracts with related parties may be approved by our Chief Financial Officer and our President and Chief Operating Officer (executive officers who are not affiliated with the related parties), as long as the total value of such change orders does not exceed 10% of the value of the contract, up to a maximum of $500,000, and subject to ratification of the change order by our Board. Transactions not exceeding $75,000 individually or $300,000 in the aggregate in any fiscal year may, for administrative purposes, be approved by our President and Chief Operating Officer or our Chief Financial Officer, subject to ratification and approval by the Audit Committee and our Board.

With respect to related person transactions involving aggregate consideration in excess of $10.0 million, or in excess of $2.0 million if such transaction is not approved by a majority of disinterested directors, we are required by the terms of our debt instruments to obtain an opinion as to the fairness of such transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

Our related person transaction policy also provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

We engage Casella Construction, Inc., a company owned by John W. Casella, our Chief Executive Officer and the Chairman of our Board, and Douglas R. Casella, the Vice Chairman of our Board, to provide construction services for us, including construction, closure and capping activities at our landfills. Total purchased services from Casella Construction, Inc. charged to operations or capitalized to landfills for fiscal 2014, the fiscal year ended April 30, 2013, which we refer to as fiscal 2013, and the fiscal year ended April 30, 2012, which we refer to as fiscal 2012, were $7,815,863, $6,576,752 and $2,611,607, respectively, of which $890,354, $1,188,852 and $44,506, respectively, were outstanding and included in either accounts payable or other current liabilities at April 30, 2014, 2013 and 2012. In addition, we have approved ongoing contracts with Casella Construction, Inc., which we expect will result in additional payments by us to Casella Construction, Inc.

We are also party to two real estate leases with Casella Associates, LLP, a Vermont limited liability company owned by Messrs. John Casella and Douglas Casella. These leases relate to our corporate headquarters in Rutland, Vermont and our Montpelier, Vermont facility, and provide for aggregate monthly payments by us of $27,375, subject to an annual escalation provision based on increases in the consumer price index, through their expiration in April 2023.

From 1977 to 1992, we operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by Messrs. John Casella and Douglas Casella, which operated as a single-purpose real estate holding company. We paid the cost of closing this landfill in 1992, and have agreed to pay all post-closure obligations. In fiscal 2014, 2013 and 2012, we paid an aggregate of $8,111, $8,111 and $7,871, respectively, pursuant to this arrangement. As of April 30, 2014, 2013 and 2012, we had accrued $94,396, $100,282 and $84,331, respectively, for costs related to those post-closure obligations.

In fiscal 2014, we granted Mr. Douglas Casella a restricted stock unit award with a grant date fair value of $120,619 that vests in three equal annual installments beginning on the first anniversary of the date of grant, as well as other compensation valued at $22,809 for his service as President of Casella Waste Management, Inc., our wholly-owned subsidiary.

We have entered into employment agreements with certain of our officers. See “Employment Agreements.”

Communicating with the Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Lead Director, with the assistance of our Chief Financial Officer and General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Lead Director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to: Board of Directors, Attn: Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on the Corporate Governance page of the Investor Relations section of our website, www.casella.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ’s listing standards concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviewed our audited financial statements for fiscal 2014 and discussed these financial statements with our management and McGladrey LLP, our independent auditors.

The Audit Committee also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526 (Communicating with Audit Committees Concerning Independence), as modified or supplemented. The Audit Committee discussed with the independent auditors their independence from us.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2014.

Following the completion of the Audit Committee’s review of our fiscal 2014 financial statements and our internal accounting controls over financial reporting for fiscal 2014, the Audit Committee, with input from management, completed an evaluation of the performance of our independent auditors, McGladrey LLP. Based on the results of this evaluation, the Audit Committee determined that it was in the best interest of Casella Waste Systems, Inc. and its stockholders to appoint, and the Audit Committee then appointed, McGladrey LLP as our independent auditors for the 2014 transition period.

By the Audit Committee of the Board of Directors of Casella Waste Systems, Inc.

James F. Callahan, Jr., Chair

Michael K. Burke

Gregory B. Peters

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our compensation philosophy, objectives, programs and process, as well as the compensation paid to our named executive officers in fiscal 2014. For fiscal 2014, our named executive officers were:

•	John W. Casella, our Chief Executive Officer and Chairman of our Board;

•	Edwin D. Johnson, our President and Chief Operating Officer;

•	Edmond R. Coletta, our Senior Vice President and Chief Financial Officer;

•	David L. Schmitt, our Senior Vice President and General Counsel; and

•	Christopher B. Heald, our Vice President of Finance and Chief Accounting Officer.

Roles of Our Compensation Committee and Compensation Committee Consultant

The Compensation Committee, including its Stock Plan Subcommittee, is responsible for overseeing our executive compensation program. In this capacity, the Compensation Committee designs, implements, reviews and approves annually all compensation for our named executive officers.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. In fiscal 2014, the Compensation Committee retained an independent compensation consultant, HRadvantage, to assist the Compensation Committee with its review of the executive compensation program. The Compensation Committee reviewed compensation market data provided by HRadvantage from independent compensation consultants Towers Watson and Mercer LLC and other sources, which included publicly available compensation information from our industry and other industries, and general economic trends in the areas in which our executive officers work and live. HRadvantage reports directly to the Compensation Committee and does not provide any other services to us. In fiscal 2014, HRadvantage did not attend any meetings of the Compensation Committee.

Objectives and Philosophy of Our Executive Compensation Program

The Compensation Committee, including its Stock Plan Subcommittee, seeks to achieve three broad objectives in connection with our executive compensation program. First, the Compensation Committee seeks to reward executives for the achievement of business objectives. Second, the executive compensation program is intended to provide executives with equity incentives so as to link a portion of the executive’s compensation with the future performance of our Class A common stock, thereby aligning the interests of our executives with those of our stockholders. Finally, the Compensation Committee structures its executive compensation program so as to enable us to attract and retain qualified and talented executives.

We have entered into employment agreements with certain of our executive officers. These employment agreements establish annual base salary and annual bonus amounts that the Compensation Committee may increase. In general, the Compensation Committee has tied potential bonus compensation to performance factors, including the executive officer’s efforts and contributions towards obtaining corporate objectives and our performance.

In making compensation decisions, the Compensation Committee considers a number of factors, including the compensation packages paid by a peer group of publicly traded companies in the waste management industry as provided by HRadvantage. This peer group, which is periodically reviewed and updated by the Compensation Committee after consultation with an independent compensation consultant (HRadvantage served in this capacity in fiscal 2014), consists of companies we believe are generally comparable to us. The companies included in our peer group for fiscal 2014 were Clean Harbors, Inc., Covanta Holding Corporation, Progressive Waste Solutions Ltd., Republic Services, Inc., Waste Connections, Inc. and Waste Management, Inc. The Compensation Committee reviews this information in order to obtain a general understanding of current compensation practices in the industry, but does not formally use that information to benchmark its executive compensation. The Compensation Committee also relies on various other factors, including existing compensation paid to executives, experience level of the individual, market factors, general economic conditions, corporate performance and cost of living in the areas where our executives live.

Say-on-Pay Feedback from Stockholders

At our 2013 Annual Meeting of Stockholders, we submitted our executive compensation program to an advisory vote of our stockholders and it received the support of 85% of the total votes cast. Annually, the Compensation Committee intends to review the results of the advisory vote and will consider this feedback as it completes its annual review of each pay element and the total compensation packages for our named executive officers with respect to the next fiscal year.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary;

•	annual cash incentive bonuses;

•	stock awards; and

•	severance and change-of-control benefits.

We do not have any policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee determines what it believes to be the appropriate level and mix of the various compensation components based on its review of compensation of similarly situated executives in our peer group, the advice of its compensation consultant and our compensation philosophy described previously.

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities of our employees, including our executive officers. None of our named executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary.

On an annual basis, our Compensation Committee reviews and evaluates for adjustment the base salaries of our executives based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. Base salaries are also reviewed and adjusted, as deemed appropriate, in the case of promotions or other significant changes in responsibility. No formulaic base salary increases are provided to our named executive officers. In making decisions regarding salary increases, we may also draw on the experiences of members of our Board with other companies and the peer group compensation data reviewed by the Compensation Committee. After taking into consideration such factors, the Compensation Committee approved increases in the annual base salaries of our named executive officers for fiscal 2014.

The following table sets forth the annual base salaries of our named executive officers as of April 30, 2014 and April 30, 2013:

Name and Principal Position(s)	Annual Base Salary as of April 30, 2014	Annual Base Salary as of April 30, 2013
John W. Casella	$450,000	$366,785
Chairman and Chief Executive Officer

Edwin D. Johnson	$380,000	$350,000
President and Chief Operating Officer

Edmond R. Coletta	$296,715	$240,000
Senior Vice President and Chief Financial Officer

David L. Schmitt	$270,755	$242,800
Senior Vice President and General Counsel

Christopher B. Heald	$185,000	$157,800
Vice President of Finance and Chief Accounting Officer

Annual Incentive Bonus

The employment agreement of each of our named executive officers provides that such named executive officer will be eligible to receive a bonus consisting of cash, a stock award or a combination thereof in an amount, if any, to be determined by the Compensation Committee after the conclusion of each fiscal year. The annual incentive bonuses for named executive officers are intended to compensate them for the achievement of our strategic, operational and financial goals. Amounts payable under the annual incentive bonus plan are calculated as a percentage, from zero to 100%, of a target bonus amount, which is based on a percentage of the applicable executive’s base salary.

Fiscal 2014 Bonus Plan

In May 2013, the Compensation Committee approved a bonus plan for fiscal 2014, pursuant to which our named executive officers were eligible to receive an annual bonus, payable in cash or equity, as determined by our Compensation Committee, based upon the improvement of Economic Value Added, or EVA, in fiscal 2014 compared to EVA in fiscal 2013. EVA is calculated as operating income less a cost of capital charge, with the cost of capital charge calculated as our weighted average cost of capital applied to the net assets of each operating unit. No bonus payout would be made to our named executive officers under the fiscal 2014 bonus plan if a specified threshold target for Consolidated EBITDA was not met. Consolidated EBITDA is defined in our Amended and Restated Senior Secured Credit Agreement, which was attached as Exhibit 10.1 to our Current Report on Form 8-K that we filed with the SEC on March 24, 2011.

The following table shows the 2014 target bonus amount as a percentage of annual base salary for which each of Messrs. John Casella, Johnson, Coletta, Schmitt and Heald was eligible.

Name and Principal Position(s)	Fiscal 2014 Target Bonus Amount as a Percentage of Annual Base Salary	Fiscal 2014 Target Bonus Amount
John W. Casella (1)	120%	$433,341
Chairman and Chief Executive Officer

Edwin D. Johnson	85%	$323,000
President and Chief Operating Officer

Edmond R. Coletta	75%	$222,536
Senior Vice President and Chief Financial Officer

David L. Schmitt	60%	$162,453
Senior Vice President and General Counsel

Christopher B. Heald	50%	$92,500
Vice President of Finance and Chief Accounting Officer

(1)	On December 13, 2013, the Compensation Committee set the annual base salary at $450,000 and the fiscal 2014 target bonus amount at 120% of annual base salary for Mr. John Casella. The fiscal 2014 target bonus amount for Mr. John Casella is prorated taking into account such change to the compensation structure for Mr. John Casella.

In June 2014, the Compensation Committee approved the payout of bonuses to our named executive officers under the fiscal 2014 bonus plan based upon the achievement of increased EVA when compared to fiscal 2013 and Consolidated EBITDA above the threshold of $94.5 million. As defined by the plan, the Compensation Committee allocated a preset percentage of positive year-over-year EVA improvement to the bonus pool allocated among our executive officers. Based on the year-over-year increase in EVA of $4,000,401 in fiscal 2014 when compared to fiscal 2013, our Compensation Committee awarded cash bonuses under the fiscal 2014 bonus plan as follows: $102,985 for Mr. John Casella, $76,695 for Mr. Johnson, $52,840 for Mr. Coletta, $38,574 for Mr. Schmitt and $21,964 for Mr. Heald. These cash bonuses awarded under the fiscal 2014 bonus plan were calculated at 23.7% of the fiscal 2014 target bonus amount of each such named executive officer.

2014 Transition Period Bonus Plan

In June 2014, the Compensation Committee approved the 2014 transition period bonus plan, pursuant to which our named executive officers are eligible to receive a bonus with respect to the 2014 transition period, payable in cash or equity, as determined by our Compensation Committee, based upon improved EVA in the 2014 transition period compared to EVA in the eight-month period ended December 31, 2013. The eligibility of our named executive officers to receive a bonus under the 2014 transition period bonus plan is contingent upon our compliance with financial covenants set forth in our Amended and Restated Senior Secured Credit Agreement. If we are not compliant, or not expected to be in compliance with our financial covenants, then the calculated bonuses would be scaled back or eliminated to bring us into compliance with such financial covenants. EVA is calculated as operating income less a cost of capital charge, with the cost of capital charge calculated as our weighted average cost of capital applied to the net assets of each operating unit.

The Compensation Committee worked with our Chief Executive Officer to develop the allocation of positive period-over-period EVA to our named executive officers for the 2014 transition period that they believe can reasonably be achieved with hard work over the 2014 transition period, taking into account the current economic environment.

Under the 2014 transition period bonus plan, our named executive officers are eligible to receive bonuses as a percentage of the pro-rated portion of their respective annual base salary earned during the 2014 transition period as follows: Mr. John Casella: 120%; Mr. Johnson: 85%; Mr. Coletta: 75%; Mr. Schmitt: 60% and Mr. Heald: 50%.

Stock Awards

Our named executive officers are also eligible to receive stock awards under our stock incentive plans. We typically make equity awards to our officers and employees as an incentive to enhance long-term shareholder value. Equity awards are typically granted when the person is first hired, receives a promotion or other significant change in responsibility and thereafter once annually as a part of our broader equity incentive program at a regularly scheduled Compensation Committee meeting at the commencement of the respective fiscal year or transition period. Although the Compensation Committee does not use peer group compensation to formally benchmark the compensation of our named executive officers, the Compensation Committee considers this information as an important reference point in determining the size of an equity award based on a compensation comparison of each of our named executive officers to the comparable executive officers of our peer group.

Historically, the use of stock options has been a significant element in the compensation packages of our named executive officers and our broader annual equity incentive program. The stock options we have granted to our named executive officers generally vest in equal, annual installments over a three or four-year period of the ten-year stock option term, beginning on the first anniversary of the date of grant. Exercise rights generally cease shortly after termination of employment except in the case of death or disability, although in certain circumstances the exercise period may be extended if the Compensation Committee believes the extension is in our best interests. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares subject to such stock option, including voting rights and the right to receive dividends or dividend equivalents. It has been the policy of the Stock Plan Subcommittee to set the exercise price of the stock options at a price that is at least equal to the fair market value of a share of our Class A common stock as of the date of grant. In fiscal 2014, as a result of the regularly scheduled annual review of the executive compensation program by the Compensation Committee, the Compensation Committee granted stock options to Mr. John Casella that vest in equal, annual installments over a three-year period beginning on the first anniversary of the date of grant.

Since 2009, we have issued restricted stock units as part of our broader annual equity incentive program instead of stock options as we believe that they generally serve as a more effective equity incentive program to retain quality employees and drive shareholder value. These restricted stock units, each of which represents the right to receive a share of our Class A common stock, are subject to vesting conditions. For fiscal 2014, we granted restricted stock units to our named executive officers as part of our broader annual equity incentive program that vest based on continued employment in three equal annual installments beginning on the first anniversary of the date of grant. The restricted stock units will vest in full upon a change of control of Casella Waste Systems, Inc. During the 2014 transition period, we have also granted restricted stock units to our named executive officers that vest based on continued employment in three equal annual installments beginning on the first anniversary of the date of grant.

We do not have a program, plan or practice of timing the grant of equity awards in coordination with the release of material non-public information.

Benefits and Other Compensation

We maintain broad based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Our executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

Severance and Change-of-Control Benefits

Pursuant to employment agreements we have entered into with our named executive officers, our named executive officers are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of Casella Waste Systems, Inc. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “—Potential Payments Upon Termination or Change of Control” below.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to a company’s chief executive officer and its three other officers (other than the chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among our most highly paid executive officers. Certain compensation, including qualified performance based compensation, may be deducted if certain requirements are met. The Compensation Committee, including its Stock Plan Subcommittee, reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be in excess of the limit when it believes such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of our employees.

Report of the Compensation Committee

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended April 30, 2014.

By the Compensation Committee of the Board of Directors of Casella Waste Systems, Inc.

James P. McManus, Chair
John F. Chapple III
Joseph G. Doody
Emily Nagle Green
Gregory B. Peters

Summary Compensation

The following table sets forth the total compensation earned by or paid to our named executive officers during the fiscal years indicated.

Summary Compensation Table

Name and Principal Position(s) (1)	Fiscal Year	Salary ($) (2)	Bonus ($) (3)	Option Awards ($) (4)		Stock Awards ($) (5)	All Other Compensation ($) (6)	Total ($)
John W. Casella	2014	402,016	102,895	226,831		139,336	87,575	958,653
Chairman and Chief Executive Officer	2013	363,150	—	—		278,674	43,843	685,667
	2012	361,333	25,293	—		278,669	37,201	702,496

Edwin D. Johnson	2014	351,375	76,695	436,940	(7)	133,618	196,533	1,195,161
President and Chief Operating Officer	2013	320,833	—	517,050		267,232	11,673	1,116,788
	2012	300,000	17,850	—		267,234	11,673	596,757

Edmond R. Coletta	2014	258,905	52,840	—		133,618	8,236	453,599
Senior Vice President and Chief Financial Officer	2013	205,000	—	265,911		114,365	7,000	592,276

David L. Schmitt	2014	256,113	38,574	—		57,184	1,000	352,871
Senior Vice President and General Counsel	2013	241,825	—	—		114,365	1,000	357,190
	2012	235,000	10,198	—		103,801	6,726	355,725

Christopher B. Heald	2014	165,733	21,964	—		57,184	1,000	245,881
Vice President of Finance and Chief Accounting Officer	2013	140,092	15,000	64,869		27,034	1,000	247,995

(1)	Neither Mr. Coletta nor Mr. Heald was a named executive officer in fiscal 2012.

(2)	The salary amounts included in the summary compensation table differ from those in the annual base salary table on page 22 because salary increases were effected during the fiscal year on a non-retroactive basis.

(3)	Reflects amounts paid under the annual incentive bonus plan.

(4)	Reflects the aggregate grant date fair value for option awards granted under our 2006 Stock Incentive Plan in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. The assumptions used to calculate the value of option awards are set forth in the notes to our Consolidated Financial Statements included in our Annual Reports on Form 10-K for the fiscal year ended April 30, 2014.

(5)

Amounts shown in this column reflect the aggregate grant date fair value of the restricted stock units and performance-based restricted stock units awarded in accordance with FASB ASC Topic 718 for stock awards granted under our 2006 Stock Incentive Plan. Stock award compensation is based upon the last reported sales price of our Class A common stock on the NASDAQ Stock Market on the grant date. Stock award compensation for performance-based restricted stock units granted in fiscal 2013 and fiscal 2012 assume 100% attainment of the underlying performance metrics. Under the terms of the performance-based restricted stock units, a named executive officer has the right to receive up to a maximum number of shares of Class A common stock if certain performance metrics are met by us. The grant date fair values of the fiscal 2013 awards, assuming that the highest attainment level underlying the performance metrics, or 200%, would be achieved are as follows: $418,010 for Mr. John Casella,

$400,851 for Mr. Johnson, $171,551 for Mr. Coletta, $171,551 for Mr. Schmitt and $40,553 for Mr. Heald. The grant date fair values of the fiscal 2012 awards, assuming that the highest attainment level underlying the performance metrics, or 150%, would be achieved are as follows: $348,338 for Mr. John Casella, $334,042 for Mr. Johnson, $334,042 for Mr. Larkin and $129,754 for Mr. Schmitt.

(6)	The amounts reported in All Other Compensation reflect, for each named executive officer, the sum of (a) the dollar value of life and medical insurance premiums we paid, (b) the amount we contributed to the 401(k) plan, (c) the amount of tax gross-ups we paid and (d) the incremental cost to us of all perquisites and other personal benefits. The following table sets forth All Other Compensation paid to or accrued by our named executive officers in fiscal 2014, fiscal 2013 and fiscal 2012:

Name	Fiscal Year	Life Insurance Premiums ($)	Medical Insurance Premiums ($)	401(k) Plan Matching Contributions ($)	Car Allowance and Usage ($)	Tax Gross- Up Payments		Other
John W. Casella	2014	8,080	—	—	17,904	61,591	(a)	—
	2013	8,367	28,485	—	6,991	—		—
	2012	8,423	17,296	—	11,482	—		—

Edwin D. Johnson	2014	897	—	1,000	9,803	—		184,833	(b)
	2013	897	—	1,000	9,776	—		—
	2012	897	—	1,000	9,776	—		—

Edmond R. Coletta	2014	—	—	1,000	7,236	—		—
	2013	—	—	1,000	6,000	—		—

David L. Schmitt	2014	—	—	1,000	—	—		—
	2013	—	—	1,000	—	—		—
	2012	—	—	1,000	5,726	—		—

Christopher B. Heald	2014	—	—	1,000	—	—		—
	2013	—	—	1,000	—	—		—

(a)	Consists of a cash payment in connection with the reimbursement of withholding tax in connection with the vesting of restricted stock units in fiscal 2014.

(b)	The amount shown constitutes a cash payment to Mr. Johnson equal to the excess of the aggregate exercise price of the stock options issued to him in replacement of stock options that were rescinded over the exercise price of the rescinded stock options. See Note 7.

(7)	The amount shown reflects the aggregate grant date fair value of the stock options granted to Mr. Johnson to replace stock options previously granted to him that were rescinded because they were determined to have been issued in excess of the limits set forth under our 2006 Stock Incentive Plan.

Grants of Plan Based Awards

The following table sets forth information regarding grants of equity awards made to our named executive officers during fiscal 2014.

Fiscal 2014 Grants of Plan Based Awards

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	All Other Stock Awards: Number of Shares of Stock or Stock Units (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
John W. Casella	6/25/2013	—	34,235	—	139,336
	12/13/2013	54,874	—	5.54	226,831

Edwin D. Johnson	6/25/2013	—	32,830	—	133,618
	12/11/2013	52,534	—	5.71	223,869
	12/11/2013	50,000	—	5.71	213,071

Edmond R. Coletta	6/25/2013	—	32,830	—	133,618

David L. Schmitt	6/25/2013	—	14,050	—	57,184

Christopher B. Heald	6/25/2013	—	14,050	—	57,184

(1)	The value of a stock option award is based on the fair value as of the grant date of such award determined in accordance with FASB ASC Topic 718, and disregards estimates of forfeitures related to service based vesting conditions. The value of a restricted stock unit award is based on the last reported sales price of our Class A common stock on the NASDAQ Stock Market on the grant date.

Information Relating to Equity Awards and Holdings

The following table sets forth information regarding outstanding unexercised options and stock units that have not vested and related information for each of our named executive officers as of April 30, 2014.

Outstanding Equity Awards at April 30, 2014

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
John W. Casella	30,000	—		13.28	6/28/2014	—		—	—		—
	30,000	—		12.00	6/30/2015	—		—	—		—
	30,000	—		13.00	7/6/2016	—		—	—		—
	14,000	—		11.01	7/23/2017	—		—	—		—
	—	54,874	(1)	5.54	12/12/2023	—		—	—		—
	—	—		—	—	34,235	(2)	174,959	—		—
	—	—		—	—	17,968	(3)	91,637	—		—
	—	—		—	—	7,664	(4)	39,086	—		—
	—	—		—	—	—		—	13,476	(5)	68,728

Edwin D. Johnson	200,000	—		3.81	7/6/2020	—		—	—		—
	—	122,466	(6)	4.00	12/5/2022	—		—	—		—
	50,000	—		5.71	12/10/2023	—		—	—		—
	—	52,534	(7)	5.71	12/10/2023	—		—	—		—
	—	—		—	—	32,830	(2)	167,433	—		—
	—	—		—	—	17,230	(3)	87,873	—		—
	—	—		—	—	7,350	(4)	37,485	—		—
	—	—		—	—	—		—	12,923	(5)	65,907

Edmond R. Coletta	2,000	—		13.00	7/6/2016	—		—	—		—
	1,000	—		11.01	7/23/2017	—		—	—		—
	20,000	—		13.78	12/13/2017	—		—	—		—
	20,000	—		4.72	3/4/2020	—		—	—		—
	—	90,000	(6)	4.00	12/5/2022	—		—	—		—
	—	—		—	—	32,830	(2)	167,433	—		—
	—	—		—	—	7,374	(3)	37,607	—		—
	—	—		—	—	1,903	(4)	9,705	—		—
	—	—		—	—	—		—	5,531	(5)	28,208

David L. Schmitt	15,000	—		15.60	5/31/2016	—		—	—		—
	—	—		—	—	14,050	(2)	71,655	—		—
	—	—		—	—	7,374	(3)	37,607	—		—
	—	—		—	—	2,855	(4)	14,561	—		—
	—	—		—	—	—		—	5,531	(5)	28,208

Christopher B. Heald	1,800	—		13.00	7/6/2016	—		—	—		—
	500	—		11.01	7/23/2017	—		—	—		—
	—	20,000	(8)	4.38	1/23/2023	—		—	—		—
	—	—		—	—	14,050	(2)	71,655	—		—
	—	—		—	—	1,743	(3)	8,889	—		—
	—	—		—	—	743	(4)	3,789	—		—
	—	—		—	—	—		—	1,308	(5)	6,671

(1)	Represents options granted on December 13, 2013. The options vest in equal, annual installments over a three-year period, beginning on the first anniversary of the date of grant.

(2)	Represents restricted stock units granted on June 25, 2013. Restricted stock units vest based on continued employment in equal, annual installments over a three-year period beginning on the first anniversary of the date of grant.

(3)	Represents restricted stock units granted on May 30, 2012. Restricted stock units vest based on continued employment in equal, annual installments over a three-year period beginning on the first anniversary of the date of grant.

(4)	Represents restricted stock units granted on June 14, 2011. Restricted stock units vest based on continued employment in equal, annual installments over a three-year period beginning on the first anniversary of the date of grant.

(5)	Represents performance-based restricted stock units granted on May 30, 2012. Performance-based restricted stock units are subject to vesting based on our attainment of a targeted return on net assets for the twelve months ended April 30, 2015 and are shown here assuming 50% attainment of the underlying performance metrics.

(6)	Represents options granted on December 5, 2012. The options fully vest on the third anniversary of the date of grant.

(7)	Represents options granted on December 11, 2013. The options fully vest on December 5, 2015.

(8)	Represents options granted on January 23, 2013. The options fully vest on the third anniversary of the date of grant.

Stock Award Vesting During Fiscal 2014

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
John W. Casella	28,058	151,730

Edwin D. Johnson	26,907	145,506

Edmond R. Coletta	16,532	88,661

David L. Schmitt	11,224	60,861

Christopher B. Heald	6,297	33,667

(1)	Number of shares acquired on vesting of stock awards is the gross number of shares vested, including shares that were surrendered to us, if applicable, for the payment of withholding taxes pursuant to the terms of our 2006 Stock Incentive Plan.

Potential Payments Upon Termination or Change of Control

Employment Agreements

We have employment agreements with Messrs. John Casella, Johnson, Coletta and Schmitt, which we entered into as follows: Mr. John Casella: December 8, 1999; Mr. Johnson: July 6, 2010; Mr. Coletta: September 1, 2012; and Mr. Schmitt: May 31, 2006. Each of Messrs. John Casella’s and Johnson’s employment agreement has an initial term of three years and is automatically renewable for additional one-year terms thereafter unless terminated by either party pursuant to the terms of the agreement. Each of Messrs. Coletta’s and Schmitt’s employment agreement has an initial term of one year and is automatically renewable for additional one-year terms thereafter unless terminated by either party pursuant to the terms of the agreement. In December 2008, we amended our employment agreements with Messrs. John Casella and Schmitt to document compliance with, and, as applicable, exemption from, Section 409A of the Code.

Pursuant to the terms of their employment agreements, each of Messrs. John Casella, Johnson, Coletta and Schmitt is entitled to a specified annual base salary, subject to adjustment as set forth in the agreement, an annual bonus consisting of cash, stock awards or a combination of cash and stock awards, in an amount determined by the Compensation Committee each fiscal year, and a severance package upon the termination of employment. We have agreed to use our best efforts to assure that Mr. John Casella is elected to our Board for the duration of his term of employment. The base salary and bonus components of their compensation are described above under “Base Salary” and “Annual Incentive Bonus”.

Pursuant to their employment agreements and after giving effect to adjustments approved by the Compensation Committee, in fiscal 2014, the annual base salary of Mr. John Casella was $450,000, the annual base salary of Mr. Johnson was $380,000, the annual base salary of Mr. Coletta was $296,715 and the annual base salary of Mr. Schmitt was $270,755.

Mr. John Casella also agreed not to compete with us for a period of two years after the termination of his employment within 300 miles of any facility operated by us during the term of his employment and not to solicit our customers, accounts or employees. Each of Messrs. Johnson, Coletta and Schmitt has agreed not to compete with us for a period of one year after the termination of his employment within 100 miles of any facility operated by us during the term of his employment and not to solicit our customers, accounts or employees. In the event that Mr. John Casella terminates his employment voluntarily and is not entitled to severance, the non-compete provisions of his agreement would not apply unless we continue to pay his base salary and any termination benefits or payments required under his agreement.

In the event Mr. John Casella’s employment is terminated by us other than for cause (as defined below), he will be entitled to payment of an amount equal to (a) three times the sum of (i) his highest annual base salary paid under the agreement and (ii) the higher of the most recent bonus paid to him under his agreement or 50% of his base salary immediately prior to such termination, plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay. In addition, Mr. John Casella will continue to receive healthcare and other benefits for a period of three years from the date of termination, and any stock options or equity grants issued by us to him will become exercisable in full upon termination without cause. In the event that Mr. John Casella terminates his employment with us for good reason or qualified good reason (as defined below), he will receive the maximum payments and benefits described in the preceding two sentences plus an additional payment intended to compensate him for excise taxes under Section 4999 of the Code payable in connection with the severance payments.

In the event Mr. Johnson’s employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) two times the sum of (i) his highest annual base salary at any time prior to such termination and (ii) 85% of his highest base salary at any time prior to such termination and (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay. In addition, Mr. Johnson will continue to receive healthcare and other benefits for a period of two years from the date of termination. Any stock options or equity grants issued by us to Mr. Johnson will become exercisable in full upon termination without cause. In the event that Mr. Johnson terminates his employment with us for good reason, defined as the assignment of any duties inconsistent with his status as President and Chief Operating Officer, a material adverse alteration in the nature or status of his responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, or a material diminution in his compensation, Mr. Johnson will receive the maximum payments and benefits described in the preceding three sentences and an additional payment intended to compensate him for excise taxes under Section 4999 of the Code payable in connection with the severance payments.

In the event Mr. Coletta’s employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) the sum of (i) 12 months of the highest base salary paid to Mr. Coletta prior to his termination and (ii) 75% of his base salary immediately prior to such termination and (b) an amount in cash equal to any accrued but unpaid base salary, bonus and vacation pay. In addition, Mr. Coletta will continue to receive healthcare and other benefits for a period of one year from the date of termination. Any stock options or equity grants issued by us to Mr. Coletta will become exercisable in full upon termination without cause. In the event that Mr. Coletta terminates his employment for good reason, he will be entitled to receive the severance payments described in the preceding two sentences plus an additional payment intended to compensate him for excise taxes under Section 4999 of the Code payable in connection with the severance payments.

In the event Mr. Schmitt’s employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) the sum of (i) 12 months of the highest base salary paid to Mr. Schmitt prior to his termination and (ii) 60% of his base salary immediately prior to such termination and (b) an amount in cash equal to any accrued but unpaid base salary, bonus and vacation pay. In addition, Mr. Schmitt will continue to receive healthcare and other benefits for a period of one year from the date of termination. Any stock options or equity grants issued by us to Mr. Schmitt will become exercisable in full upon termination without cause. In the event that Mr. Schmitt terminates his employment for good reason, he will be entitled to receive the severance payments described in the preceding two sentences plus an additional payment intended to compensate him for excise taxes under Section 4999 of the Code payable in connection with the severance payments.

For purposes of each agreement discussed above, “cause” means the discharge of the employee resulting from (a) a conviction of a crime involving us; (b) an act or omission which has a material adverse effect on us; (c) fraud, misappropriation or embezzlement; or (d) the breach of confidentiality, non-competition or other material obligations by the employee. For the purposes of the employment agreement of Mr. John Casella discussed above, “good reason” means the occurrence of (a) a change of control, accompanied by, or followed within the 12-month period after a change of control by (b) (i) the assignment to the employee of any duties inconsistent with his status prior to the change of control or which require travel significantly more time-consuming than that required at commencement of the agreement, or (ii) a material adverse alteration in the nature or status of the employee’s responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, or (iii) a material diminution in the employee’s compensation. For the purposes of the employment agreements of Mr. John Casella discussed above, “qualified good reason” means the occurrence of one of the events under clause (b)(i), (ii) or (iii) of the preceding definition of good reason.

The severance benefits described above were extended to Mr. John Casella and Mr. Coletta as an inducement to their decisions to continue to remain employed by us and, in the case of Messrs. Johnson and Schmitt, as an inducement to accept employment with us. At the time each of such agreements was entered into, our Board considered a number of factors, including severance arrangements offered by comparable companies, the importance of the respective employee to our ongoing success and the benefits of receiving a non-competition and non-solicitation covenant from the respective employee in exchange for the agreed severance. The Compensation Committee considers the severance benefits to be separate from the compensation payable to employees for their ongoing services and accordingly does not consider the value of the severance package when setting current compensation.

Summary of Potential Payments Upon Termination or Change of Control as of April 30, 2014

The following table quantifies the amounts that would be payable to our named executive officers upon termination of their employment under the circumstances described above under “Employment Agreements.” We calculated the amounts shown based upon each such named executive officer’s employment agreement, if applicable, described above and upon the hypothetical assumption that we terminated each named executive officer effective April 30, 2014.

	Termination without Cause
Name	Cash Payments ($) (1)	Value of Benefits ($) (2)	Value of Options with Accelerated Vesting ($) (3)	Value of Stock with Accelerated Vesting ($)

John W. Casella	2,025,000	93,246	—	580,222

Edwin D. Johnson	1,406,000	47,798	134,713	556,410

Edmond R. Coletta	519,251	17,747	99,000	327,568

David L. Schmitt	400,134	22,939	—	236,645

Christopher B. Heald	—	—	—	—

	Immediately upon a Change of Control		Termination for Good Reason
Name	Value of Options with Accelerated Vesting ($) (3)	Value of Stock with Accelerated Vesting ($)	Cash Payments ($) (1)	Value of Benefits ($) (2)	Value of Options with Accelerated Vesting ($) (3)	Tax Reimbursement ($)	Value of Stock with Accelerated Vesting ($)

John W. Casella	—	580,222	2,025,000	93,246	—	1,434,389	580,222

Edwin D. Johnson	134,713	556,410	1,406,000	47,798	134,713	1,047,046	556,410

Edmond R. Coletta	99,000	327,568	519,251	17,747	99,000	437,900	327,568

David L. Schmitt	—	236,645	400,134	22,939	—	—	236,645

Christopher B. Heald	—	—	—	—	—	—	—

(1)	The amounts in this column reflect a lump sum payment, as described above, equal to a multiple of annual base salary in effect on April 30, 2014, and a bonus or other amount equal to a percentage of the base salary for each named executive officer in accordance with the terms of his employment agreement.

(2)	The amounts in this column reflect payments for monthly COBRA premiums for continued health and dental coverage as well as payments for life insurance and disability insurance premiums as of April 30, 2014. For Mr. John Casella, payment of these benefits will continue for a period of three years, for each of Messrs. Coletta and Schmitt, a period of one year and for Mr. Johnson, a period of two years from the date of termination.

(3)	The amounts in this column are calculated based on the difference between $5.10, the closing market price per share of our Class A common stock on April 30, 2014, and the exercise price per share for the options subject to accelerated vesting.

Director Compensation

We compensate our directors who are not our employees or employees of our subsidiaries. Accordingly, Mr. John Casella, who serves as our Chief Executive Officer, and Mr. Douglas Casella, who serves as Vice Chairman of our Board and President of Casella Waste Management, Inc., our wholly-owned subsidiary, do not receive any additional compensation for their service as directors.

The Compensation Committee periodically reviews the compensation of our non-employee directors. We seek to attract exceptional talent to our Board and therefore, our policy is to compensate our directors competitively relative to comparable companies. Our Board believes that it is appropriate for the chairs and members of the committees of our Board to receive additional compensation for their services in those positions.

Cash Compensation

In fiscal 2014, our non-employee directors were entitled to receive cash fees in consideration of their Board service as follows:

• Quarterly retainer fee for service on our Board	$6,250
• Additional retainer fee for each meeting of our Board attended in person	$1,500
• Additional retainer fee for each meeting of our Board attended telephonically	$1,000
• Additional retainer fee for each meeting of a committee of our Board attended in person	$1,000
• Additional retainer fee for each meeting of a committee of our Board attended telephonically	$500
• Additional annual retainer fee for service as Audit Committee Chair	$15,000
• Additional annual retainer fee for service as Compensation Committee Chair	$5,000
• Additional annual retainer fee for service as Nominations and Governance Committee Chair	$5,000
• Additional quarterly retainer fee for service as Lead Director	$18,750

Our non-employee directors are entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending Board meetings and meetings of committees on which he or she serves.

Equity Compensation

Each new non-employee director receives a grant of shares of restricted Class A common stock on the date of such director’s initial election to our Board having a value on the date of grant of approximately $50,000, which vests in three equal annual installments beginning on the first anniversary of the date of grant. Each incumbent non-employee director, other than non-employee directors who were initially elected to our Board at an annual meeting of stockholders or at any time after the prior year’s annual meeting of stockholders, receives at each annual meeting of stockholders an additional grant of shares of restricted Class A common stock having a value on the date of grant of approximately $50,000, which vests in three equal annual installments beginning on the first anniversary of the date of grant. Our Board adopted certain stock ownership guidelines for its non-employee directors as described above.

The following table provides compensation information for fiscal 2014 for each of our non-employee directors. Messrs. John Casella and Douglas Casella are officers of Casella Waste Systems, Inc. and do not receive any compensation for serving as directors or for attending meetings of our Board or its committees.

Non-Employee Director Compensation for Fiscal 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Total ($)

Michael K. Burke	41,500	49,995	91,495

James F. Callahan, Jr.	63,000	49,995	112,995

John F. Chapple III	40,000	49,995	89,995

Joseph G. Doody	38,000	49,995	87,995

James P. McManus	45,000	49,995	94,995

Emily Nagle Green	40,000	49,995	89,995

Gregory B. Peters	129,000	49,995	178,995

(1)	Amounts shown in this column reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of awards granted in fiscal 2014 under our 2006 Stock Incentive Plan for service on our Board. Restricted stock awards were granted at the fair market value as of the date of the grant, based upon the last reported sale price of our Class A common stock on the NASDAQ Stock Market. The restricted stock awards vest in equal annual installments over a three-year period beginning on the first anniversary of the date of grant. The individual restricted stock awards reflected in the compensation table above are summarized below.

Name	Grant Date	Number of Shares of Restricted Stock Granted in Fiscal 2014 (#)	Grant Date Fair Value of Awards Granted in Fiscal 2014 ($)

Michael K. Burke	10/16/2013	8,605	49,995

James F. Callahan, Jr.	10/16/2013	8,605	49,995

John F. Chapple III	10/16/2013	8,605	49,995

Joseph G. Doody	10/16/2013	8,605	49,995

James P. McManus	10/16/2013	8,605	49,995

Emily Nagle Green	10/16/2013	8,605	49,995

Gregory B. Peters	10/16/2013	8,605	49,995

(2)	As of April 30, 2014, our non-employee directors held the following aggregate number of shares under outstanding equity awards:

Name	Aggregate Stock Awards (#)	Aggregate Number of Shares Underlying Option Awards (#)

Michael K. Burke	28,701	7,500

James F. Callahan, Jr.	28,701	30,000

John F. Chapple III	28,701	30,000

Joseph G. Doody	28,701	30,000

James P. McManus	28,701	22,500

Emily Nagle Green	18,165	—

Gregory B. Peters	28,701	30,000

We have entered into or engaged in certain transactions with our directors or affiliates of our directors. See “Certain Relationships and Related Person Transactions.”

OWNERSHIP OF OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of July 31, 2014 information regarding the beneficial ownership of our capital voting stock by (a) each person or entity known by us to beneficially own more than 5% of any class of our common stock, (b) our directors and director nominees, (c) our named executive officers and (d) our directors, director nominees and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Shares of Class A common stock that an individual has a right to acquire within 60 days after July 31, 2014, including pursuant to options to purchase Class A common stock, Class B common stock convertible into Class A common stock and restricted stock unit awards subject to vesting, are deemed outstanding for purposes of computing the percentage of beneficial ownership owned by the person or entity holding such security, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Each share of Class B common stock is convertible at the discretion of the holder thereof into one share of Class A common stock. As of July 31, 2014, a total of 39,451,203 shares of Class A common stock were outstanding and a total of 988,200 shares of Class B common stock were outstanding. Except as otherwise indicated by footnote, we believe that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. Unless otherwise indicated, the address of each beneficial owner listed in the table is care of Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

	Class A Common Stock		Class B Common Stock		Combined Voting Percentage (1)
Name of Beneficial Owner	# of Shares	% of Class	# of Shares	% of Class
5% Stockholders

12 West Capital Management LP (2) 90 Park Avenue, 41st Floor New York, NY 10016	3,694,949	9.37%	—	—	7.49%

Entities Affiliated with BlackRock, Inc. (3) 40 East 52nd Street New York, NY 10022	2,670,189	6.77%	—	—	5.41%

RMB Capital Management, LLC (4) 115 South LaSalle Street, 34th Floor Chicago, IL 60603	2,737,061	6.94%	—	—	5.55%

Whippoorwill Associates, Inc. (5) 11 Martine Avenue White Plains, NY 10606	2,383,031	6.04%	—	—	4.83%

Executive Officers and Directors

John W. Casella (6)	989,675	2.47%	494,100	50.0%	11.00%

Edwin D. Johnson (7)	390,221	*	—	—	*

Edmond R. Coletta (8)	87,664	*	—	—	*

David L. Schmitt (9)	58,712	*	—	—	*

Christopher B. Heald (10)	38,199	*	—	—	*

Michael K. Burke (11)	73,897	*	—	—	*

James F. Callahan, Jr. (12)	164,355	*	—	—	*

Douglas R. Casella (13)	1,254,751	3.14%	494,100	50.0%	11.54%

John F. Chapple III (14)	92,855	*	—	—	*

Joseph Doody (15)	91,855	*	—	—	*

James P. McManus (16)	84,355	*	—	—	*

Emily Nagle Green (17)	16,565	*	—	—	*

Gregory B. Peters (18)	106,039	*	—	—	*

Executive officers and directors as a group (13 people) (19)	3,449,143	8.40%	988,200	100.0%	24.71%

*	Represents less than 1% of the outstanding shares of the respective class of our voting stock and/or less than 1% of total ownership of equity securities.

(1)	This column represents voting power rather than percentage of equity interest as each share of Class A common stock is entitled to one vote, while each share of Class B common stock is entitled to ten votes. Combined, the Class A common stock (39,451,203 votes) and the Class B common stock (9,882,000 votes) entitle their holders to an aggregate of 49,333,203 votes as of July 31, 2014. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

(2)	We obtained information regarding beneficial ownership of these shares solely from a Form 13F filed with the SEC by 12 West Capital Management LP on May 15, 2014.

(3)	Consists of (a) 986,895 shares of Class A common stock held by BlackRock Fund Advisors, (b) 1,538,241 shares of Class A common stock held by BlackRock Institutional Trust Company, N.A., (c) 25,951 shares of Class A common stock held by BlackRock Advisors LLC, (d) 117,705 shares of Class A common stock held by BlackRock Investment Management, LLC and (e) 1,397 shares of Class A common stock held by BlackRock, Inc. BlackRock Institutional Trust Company, N.A. has sole voting authority with respect to 1,453,632 shares and has no voting authority with respect to 84,609 shares. Each of BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Advisors LLC and BlackRock Investment Management, LLC is a subsidiary of BlackRock, Inc. However, BlackRock, Inc. does not exercise, and therefore disclaims investment discretion, with respect to any securities positions over which its investment operating subsidiaries, including BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Advisors LLC and BlackRock Investment Management, LLC, exercise such discretion. We obtained information regarding beneficial ownership of these shares solely from Forms 13F filed with the SEC by each of BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Advisors LLC, BlackRock Investment Management, LLC and BlackRock, Inc. on August 6, 2014.

(4)	We obtained information regarding beneficial ownership of these shares solely from a Form 13F filed with the SEC by RMB Capital Management, LLC on May 12, 2014.

(5)	We obtained information regarding beneficial ownership of these shares solely from a Form 13F filed with the SEC by Whippoorwill Associates, Inc. on May 14, 2014.

(6)

Consists of (a) 329,635 shares of Class A common stock, (b) 74,000 shares of Class A common stock issuable to Mr. John Casella pursuant to options exercisable within 60 days of July 31, 2014, (c) 91,246 shares of Class A common stock held by a trust of which Mr. John Casella serves as trustee, (d) 694 shares of Class A common stock held by Mr. John Casella’s spouse and (e) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(7)	Consists of (a) 140,221 shares of Class A common stock and (b) 250,000 shares of Class A common stock issuable to Mr. Johnson pursuant to options exercisable within 60 days of July 31, 2014.

(8)	Consists of (a) 44,664 shares of Class A common stock and (b) 43,000 shares of Class A common stock issuable to Mr. Coletta pursuant to options exercisable within 60 days of July 31, 2014.

(9)	Consists of (a) 43,712 shares of Class A common stock and (b) 15,000 shares of Class A common stock issuable to Mr. Schmitt pursuant to options exercisable within 60 days of July 31, 2014.

(10)	Consists of (a) 35,899 shares of Class A common stock and (b) 2,300 shares of Class A common stock issuable to Mr. Heald pursuant to options exercisable within 60 days of July 31, 2014.

(11)	Consists of (a) 66,397 shares of Class A common stock and (b) 7,500 shares of Class A common stock issuable to Mr. Burke pursuant to options exercisable within 60 days of July 31, 2014.

(12)	Consists of (a) 106,308 shares of Class A common stock, (b) 30,000 shares of Class A common stock issuable to Mr. Callahan pursuant to options exercisable within 60 days of July 31, 2014 and (c) 28,047 shares of Class A common stock held by the James F. Callahan, Jr. 1998 Trust, of which Mr. Callahan and his spouse are trustees.

(13)	Consists of (a) 660,969 shares of Class A common stock, (b) 74,000 shares of Class A common stock issuable to Mr. Douglas Casella pursuant to options exercisable within 60 days of July 31, 2014, (c) 25,682 shares of Class A common stock held in trust for the benefit of Mr. Douglas Casella’s children and (d) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(14)	Consists of (a) 62,855 shares of Class A common stock and (b) 30,000 shares of Class A common stock issuable to Mr. Chapple pursuant to options exercisable within 60 days of July 31, 2014.

(15)	Consists of (a) 61,855 shares of Class A common stock and (b) 30,000 shares of Class A common stock issuable to Mr. Doody pursuant to options exercisable within 60 days of July 31, 2014.

(16)	Consists of (a) 61,855 shares of Class A common stock and (b) 22,500 shares of Class A common stock issuable to Mr. McManus pursuant to options exercisable within 60 days of July 31, 2014.

(17)	Consists of 16,565 shares of Class A common stock.

(18)	Consists of (a) 76,039 shares of Class A common stock and (b) 30,000 shares of Class A common stock issuable to Mr. Peters pursuant to options exercisable within 60 days of July 31, 2014.

(19)	Consists of (a) 1,852,643 shares of Class A common stock, (b) 608,300 shares of Class A common stock issuable pursuant to options exercisable within 60 days of July 31, 2014 and (c) 988,200 shares of Class A common stock issuable upon the conversion of Class B common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on a review of copies of reports filed pursuant to Section 16(a) and representations made by persons required to file such reports, we believe that during fiscal 2014, our officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except that each of Messrs. John Casella, Douglas Casella, Coletta, Schmitt and Heald filed a Form 5 with the SEC on June 13, 2014, with each Form 5 covering two previously unreported acquisitions of Class A common stock upon vesting of restricted stock units; and Mr. Johnson filed a Form 5 with the SEC on June 13, 2014 covering one previously unreported acquisition of Class A common stock upon vesting of restricted stock units.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Certificate of Incorporation currently provides for a classified Board. Our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of service of each class of directors is staggered so that the term of one class expires at each annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

Our Board currently consists of nine members, divided into three classes as follows:

•	Class I is comprised of Michael K. Burke, James F. Callahan, Jr. and Douglas R. Casella, each with a term ending at the 2016 Annual Meeting;

•	Class II is comprised of Joseph G. Doody, Emily Nagle Green and Gregory B. Peters, each with a term ending at the 2014 Annual Meeting; and

•	Class III is comprised of John W. Casella, John F. Chapple III and James P. McManus, each with a term ending at the 2015 Annual Meeting.

Messrs. Doody and Peters and Ms. Nagle Green are current directors whose terms expire at the Annual Meeting. Messrs. Doody and Peters and Ms. Nagle Green are each nominated for re-election as a Class II director, with a term ending in 2017.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the nominees identified above to a term as described immediately above, each such nominee to hold office until his or her successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for all or any of the nominees may so indicate on their proxy. Each of the nominees has indicated his willingness to serve on our Board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our Board.

Under our Certificate of Incorporation, the holders of Class A common stock, voting separately as a class, are entitled to elect the Class A Director. Mr. Peters has been nominated as the Class A Director. The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of shares of Class A common stock, in person or by proxy, at the Annual Meeting is required to elect Mr. Peters. The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of shares of Class A common stock and Class B common stock, voting together as a class, in person or by proxy, at the Annual Meeting is required to elect Mr. Doody and Ms. Nagle Green.

BOARD RECOMMENDATION

Our Board recommends that you vote “FOR” the election of Joseph G. Doody, Emily Nagle Green and Gregory B. Peters as Class II directors.

PROPOSAL 2—AMENDMENT TO AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

On August 6, 2014, upon the recommendation of our Compensation Committee, our Board approved an amendment of our Amended and Restated 1997 Employee Stock Purchase Plan, which, as amended, we refer to as the ESPP, to increase the number of shares of Class A common stock authorized for issuance thereunder from 900,000 shares to 1,200,000 shares (subject to adjustment in the event of stock splits and other similar events).

The ESPP permits employees to purchase shares of Class A common stock at a discounted price. Our Board believes that it is in our best interests to encourage stock ownership by our employees and the ESPP is an important benefit in recruiting and retaining employees. The ESPP is designed to encourage and assist our employees in acquiring an equity interest in our Company through the purchase of shares of Class A common stock. As of July 31, 2014, there were an aggregate of 76,278 shares available for future awards under the ESPP. Our Board believes that it is necessary to adopt the amendment to the ESPP in order to ensure that there are sufficient shares for all stock purchases under the ESPP through the fiscal year ending December 31, 2018.

If our stockholders do not approve the amendment to our ESPP, the ESPP as it currently exists, excluding the proposed increase in shares available for issuance thereunder, will remain in effect. In such event, our Board will consider whether to adopt alternative arrangements based on its assessment of our needs.

Our Board believes that the adoption of the amendment to our ESPP is in the best interests of our company and our stockholders and recommends a Vote “FOR” this proposal.

Description of the ESPP

The following summary is qualified in its entirety by reference to the ESPP, a copy of which is attached as Appendix A to this Proxy Statement.

The ESPP gives eligible employees an option to purchase shares of Class A Common Stock through payroll deductions up to a maximum of 10% of an employee’s Compensation (as defined in the ESPP) at 85% of the lower of the closing price of the Class A Common Stock on the first business day of the offering period and the last business day of the offering period, which we refer to as the Option Price. The number of shares covered by an option granted under the ESPP at the Option Price is the largest number of whole shares of Class A common stock that is not more than the number of shares determined by dividing $12,500 by the closing price of the Class A common stock on the first day of the offering period.

A participant may withdraw from the ESPP at any time and the entire amount credited to his or her payroll deduction account will be refunded. If a participant terminates employment, his or her participation in the ESPP ends automatically and the entire amount credited to his or her account will be refunded.

Eligible Participants

Generally, our employees or the employees of a Designated Subsidiary of ours (as defined in the ESPP) who (i) have completed six months of employment and (ii) are regularly scheduled to work more than twenty hours per week and more than five months in a calendar year are eligible to participate in the ESPP; provided however, any employee who, immediately after the grant of an option under the ESPP would own stock or hold outstanding options to purchase stock constituting 5% or more of the total combined voting power or value of all classes of our capital stock are not eligible to participate in the ESPP. Participation in the ESPP is on a purely voluntary basis. As of July 31, 2014, approximately 1,500 employees were eligible to participate in the ESPP. Because participation in the ESPP is voluntary, we cannot determine the number of shares of common stock to be purchased in the future by non-executive employees as a group. However, during the last four six month offering periods, we have issued an average of 36,754 shares per offering period under the ESPP. Executive officers may participate in the ESPP, subject to the foregoing limitations.

Plan Administration and Termination

The ESPP provides for administration by our Board or a committee appointed by our Board. Our Board may terminate the ESPP at any time and amend it in any respect, except that (a) if an amendment requires approval of our stockholders pursuant to Section 423 of the Code, then such amendment may not be effected without such approval and (b) in no event may any amendment be made which would cause the ESPP to fail to comply with Section 423 of the Code.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of shares of our common stock acquired under the ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants

A participant will not have taxable income upon enrolling in the ESPP or upon purchasing stock at the end of an offering. A participant may have both compensation income and capital gain income if the participant sells stock that was acquired under the ESPP at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

•	15% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be a capital gain. If the participant’s profit is less than the compensation income, the participant will have a capital loss equal to the value of the stock on the day he or she purchased the stock less the sales proceeds. This capital gain or loss will be long-term if the participant has held the stock for more than one year, and otherwise will be short-term.

Tax Consequences to the Company

We are generally not entitled to a deduction under the plan; however, we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

BOARD RECOMMENDATION

Our Board recommends that you vote “FOR” the approval of the amendment to increase the number of shares of Class A common stock authorized for issuance under our Amended and Restated 1997 Employee Stock Purchase Plan from 900,000 shares to 1,200,000 shares.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

We encourage stockholders to read the “Executive Compensation” section of this proxy statement beginning with the “Compensation Discussion and Analysis” on page 20, which describes in detail our executive compensation programs and the decisions made by the Compensation Committee and our Board with respect to fiscal 2014. At our 2011 Annual Meeting of Stockholders, a majority of our stockholders supported an annual vote on our executive compensation and, in response, our Board determined to hold an annual vote on the matter.

As we describe in the “Compensation Discussion and Analysis,” we maintain an executive compensation program that consists almost entirely of base salary, an annual cash incentive bonus and annual equity awards. These elements of compensation have been selected by the Compensation Committee because it believes that they effectively achieve the fundamental goals of our compensation program, which are to attract, motivate and retain qualified and talented executives, who are critical to our success, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. The goal of the Compensation Committee is to ensure that our compensation programs are aligned with the interests of our stockholders and our business goals in order to attain our ultimate objective of increasing stockholder value. We believe that, consistent with these goals, the total compensation paid to each of our named executive officers is fair, reasonable and competitive. Further, we believe our programs do not encourage excessive risk-taking by management. Annual compensation decisions for executive officers are made by our compensation committee based on the achievement of specified performance goals as described under “Compensation Discussion and Analysis.”

Our Board is asking stockholders to approve an advisory vote on the following resolution:

RESOLVED, that the compensation paid to the named executive officers of Casella Waste Systems, Inc., as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the proxy statement of Casella Waste Systems, Inc., is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our Board (or any committee thereof), create or imply any change to our fiduciary duties or those of our Board (or any committee thereof), or create or imply any additional fiduciary duties for us or our Board (or any committee thereof). However, the Compensation Committee and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Unless otherwise indicated on your proxy, your shares will be voted “FOR” the approval of the compensation of our named executive officers. If your shares are held by your broker, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 3.

BOARD RECOMMENDATION

Our Board recommends that you vote to approve the compensation of our named executive officers by voting “FOR” Proposal 3.

PROPOSAL 4—AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

AND BY-LAWS TO DECLASSIFY OUR BOARD OF DIRECTORS

Under our Certificate of Incorporation, our Board is currently divided into three classes, with members of each class holding office for staggered three-year terms. Following the approval at the 2013 Annual Meeting of Stockholders of a non-binding stockholder proposal requesting our Board to take actions to declassify our Board of Directors and provide for the annual election of directors, the Board has determined that it is advisable to allow stockholders to vote on the amendments to our Certificate of Incorporation and By-Laws that would be necessary in order to effectuate the declassification. The Board has approved the proposed amendments and declared them to be advisable, and recommends that our stockholders adopt and approve the proposed amendments.

The affirmative vote of the holders of shares representing at least seventy-five percent (75%) of the votes which all stockholders would be entitled to cast at any election of directors or class of directors (other than an election of the Class A director) is required to approve the proposed amendments to our Certificate of Incorporation and By-Laws. Our Board reserves the right, at any time prior to the effectiveness of the filing of the Certificate of Amendment reflecting the approved amendments, to abandon the proposed amendments.

The following description of the proposed amendments to our Certificate of Incorporation and By-Laws is a summary and is qualified by the full text of the proposed amendments. The proposed amendments to our Certificate of Incorporation are set forth in Appendix B to this proxy statement, and the proposed amendments to our By-Laws are set forth in Appendix C to this proxy statement.

Our Board regularly reviews our corporate governance policies and practices. As part of the Board’s continuing review, it discussed the potential declassification of the board of directors and moving to annual elections of all directors. In its review, the Board considered the results of the stockholder vote on a stockholder proposal urging the Board to eliminate our classified board structure. This stockholder proposal was presented at our 2013 Annual Meeting of Stockholders and approved by the holders of approximately 58% of the votes cast on the matter.

In deciding whether to recommend that stockholders vote in favor of this proposal, our Board considered the advantages of both a classified and declassified board structure. A classified board can promote continuity and enhance the stability of our Board, encourage a long-term perspective of management and reduce a company’s vulnerability to coercive takeover tactics. Having experienced directors on our Board is important because of the unique demands of overseeing our company, including the need to understand the complexities of our business and our long-term strategy for profitable growth. The directors also considered that many investors believe that a classified board structure reduces the accountability of directors to stockholders because the directors do not face an annual election. After weighing these and other considerations, our Board determined that moving to annual elections of directors is in the best interests of our company and our stockholders.

If the proposed amendments to our Certificate of Incorporation and By-Laws described in this Proposal 4 are adopted and approved by the stockholders, the declassification of our Board would be phased in commencing with the 2015 Annual Meeting of Stockholders and would result in the classified board of directors being fully phased-out (and all board members standing for annual elections) commencing with our 2017 Annual Meeting of Stockholders. If the proposed amendments are not approved in the manner described in this Proposal 4, no changes will be made to our Certificate of Incorporation or our By-Laws under this Proposal 4.

The proposed amendments to our Certificate of Incorporation and By-Laws would not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendments (including directors elected at this Annual Meeting). Accordingly, the three-year term for directors elected at the 2012 Annual Meeting of Stockholders would expire at the 2015 Annual Meeting of Stockholders, the three-year term for directors elected at the 2013 Annual Meeting of Stockholders would expire at the 2016 Annual Meeting of

Stockholders, and the three-year term for directors elected at this Annual Meeting would expire at the 2017 Annual Meeting of Stockholders. The table below summarizes the implementation of the declassification of our Board pursuant to the proposed amendments:

Annual Meeting Year	Length of Term for Directors Elected	Year that Term Would Expire
2014	Three Years	2017
2015	One Year	2016
2016	One Year	2017
2017 and thereafter	Annual Election	One year later

Approval of this Proposal 4 will also constitute stockholder approval of a technical amendment to Section 11.8 of Article ELEVENTH of our Certificate of Incorporation to delete a provision relating to the quorum at directors meetings, as set forth in Appendix B.

BOARD RECOMMENDATION

Our Board recommends that you vote “FOR” the adoption and approval of the amendments to our Certificate of Incorporation and By-Laws to declassify our Board.

PROPOSAL 5—RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Our Audit Committee appointed McGladrey LLP, an independent registered public accounting firm, to audit our books, records and accounts for the 2014 transition period. This appointment is being presented to the stockholders for ratification at the Annual Meeting. On June 24, 2014, our Board approved a change in our fiscal year-end from April 30 to December 31, effective January 1, 2015. We plan to report our financial results for the eight-month transition period of May 1, 2014 through December 31, 2014 on a Transition Report on Form 10-K/T and to thereafter file reports for each twelve-month period ended December 31 of each year beginning with the twelve-month period ended December 31, 2015.

McGladrey LLP has no direct or indirect material financial interest in Casella Waste Systems, Inc. or its subsidiaries. Representatives of McGladrey LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement on their firm’s behalf if they so desire. The representatives also will be available to respond to appropriate questions.

McGladrey LLP served as our independent auditors for fiscal 2014 and fiscal 2013. A summary of the fees we paid to McGladrey LLP in fiscal 2014 and fiscal 2013 is set forth in the table below.

	Fiscal Year	Audit Fees (1)	Audit Related Fees (2)	Tax Fees (3)	Total Fees
McGladrey LLP	2014	$1,002,102	$19,379	$—	$1,021,481
McGladrey LLP	2013	$1,180,459	$20,320	$4,000	$1,204,779

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. This amount includes reimbursement of out of pocket costs in fiscal 2014 and fiscal 2013 of $75,102 and $78,857, respectively.

(2)	Audit related fees consist of fees for the audit of our 401(k) benefit plan. This amount includes reimbursement of out of pocket costs in fiscal 2014 and 2013 of $1,611 and $2,553, respectively.

(3)	Tax fees consist of fees for general tax consultation.

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditors. This policy generally provides that we will not engage an independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

The Audit Committee pre-approved 100% of the audit and non-audit services performed by our independent auditors in fiscal 2014. No services were approved pursuant to the de minimis exception to the Audit Committee pre-approval requirements.

Unless otherwise indicated on your proxy, your shares will be voted “FOR” the ratification of the appointment of McGladrey LLP as our auditors for the 2014 transition period. Although we are not required to submit the appointment to a vote of the stockholders, our Board believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment of McGladrey LLP as our independent auditors. If our stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain McGladrey LLP or appoint another independent registered public accounting firm. Even if the appointment is ratified, our Board and the Audit Committee, in their discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Casella Waste Systems, Inc. and its stockholders.

BOARD RECOMMENDATION

Our Board recommends that you vote to approve the ratification of the appointment of McGladrey LLP as our independent auditors for the 2014 transition period by voting “FOR” Proposal 5.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2015 ANNUAL MEETING OF

STOCKHOLDERS

Due to the change in our fiscal year-end to from April 30 to December 31, the annual meeting of stockholders for the 2014 transition period (the “2015 Annual Meeting”) has not been scheduled, but we expect that the 2015 Annual Meeting will be held more than 30 days earlier than the date of the Annual Meeting. Rule 14a-8 under the Exchange Act provides that if a company changes the date of its next annual meeting of stockholders by more than 30 days from the anniversary date of the previous year’s annual meeting of stockholders, then the deadline for submission of a proposal to be considered for inclusion in the company’s proxy statement is a reasonable time before the company begins to print and mail proxy materials. Once the date is established for the 2015 Annual Meeting, we will announce such date on a Current Report on Form 8-K. Any proposal that a stockholder intends to present at the 2015 Annual Meeting must be submitted to the attention of the Corporate Secretary at our offices, 25 Greens Hill Lane, Rutland, Vermont 05701 no later than such date and otherwise meet the requirements for any such proposal as set forth in our By-Laws in order to be considered for inclusion in the proxy statement relating to the 2015 Annual Meeting.

In addition, our By-Laws require that we be given advance written notice for nominations for election to our Board and of other business that stockholders wish to present for action at an annual meeting of stockholders other than those to be included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act. The required notice must be delivered by the stockholder and received by our Corporate Secretary at our principal offices and must otherwise meet the requirements set forth in our By-Laws. The required notice must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary at our principal offices not less than 90 days nor more than 120 days prior to the anniversary date of the Annual Meeting. However, in the event the 2015 Annual Meeting is scheduled to be held on a date before September 17, 2015, or after December 6, 2015, which are dates 20 days before or 60 days after the anniversary date of the Annual Meeting, then your notice may be received by us not later than the close of business on the later of (1) the 90th day before the scheduled date of the 2015 Annual Meeting and (2) the 10th day following the day on which we first make a public announcement of the date of the 2015 Annual Meeting.

If a stockholder who wished to present a proposal before the 2015 Annual Meeting fails to notify us by the required date, the proxies that our Board solicits for the 2015 Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC’s proxy rules.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Investor Relations, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, 1-802-775-0325. If you would like to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

Our 2014 Annual Report is available at www.casella.com under the section entitled “Financial Information.” Stockholders may request a copy of our Annual Report on Form 10-K for the fiscal year ended April 30, 2014 filed with the Securities and Exchange Commission (without exhibits) free of charge upon written request to: Casella Waste Systems, Inc., Attn: Investor Relations, 25 Greens Hill Lane, Rutland, VT 05701.

OTHER MATTERS

Our Board knows of no other business which will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Appendix A

AMENDMENT

TO

AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

OF

CASELLA WASTE SYSTEMS, INC.

The Amended and Restated 1997 Employee Stock Purchase Plan (the “Plan”), of Casella Waste Systems, Inc. is hereby amended as follows:

The second sentence of the Plan is deleted in its entirety and the following is substituted in its place:

“One million two hundred thousand (1,200,000) shares of Common Stock in the aggregate have been approved for this purpose.”

Except as set forth above, the remainder of the Plan remains in full force and effect.

Adopted by the Board of Directors on August 6, 2014

Approved by the stockholders on                     , 2014

CASELLA WASTE SYSTEMS, INC.

AMENDED AND RESTATED

1997 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of Casella Waste Systems, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s Class A Common Stock, $0.01 par value (the “Common Stock”), commencing on January 9, 1998. Nine hundred thousand (900,000) shares of Common Stock in the aggregate have been approved for this purpose.

1. ADMINISTRATION. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. ELIGIBILITY. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b) they have been employed by the Company or a Designated Subsidiary for at least six months prior to enrolling in the Plan; and

(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3. OFFERINGS. The Company will make one or more offerings (“Offerings”) to employees to purchase Common Stock under this Plan. The first Offering will begin on January 9, 1998, and, thereafter, will occur each January 1 and July 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six (6) month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period (except that the first Plan Period will end on April 30, 1998). The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings. No more than 50,000 shares of Common Stock shall be eligible for purchase in any Plan Period; provided, however, that the foregoing limitation shall not apply to Plan Periods commencing on or after July 1, 2009.

4. PARTICIPATION. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least 14 days prior to the applicable Offering Commencement Date (five days in the case of the first Plan Period). The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term (“Compensation”) means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5. DEDUCTIONS. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made.

No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

6. DEDUCTION CHANGES. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7. INTEREST. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8. WITHDRAWAL OF FUNDS. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9. PURCHASE OF SHARES. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by dividing $12,500 by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the

Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16. MERGER. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Committee shall take such steps in connection with such merger or consolidation as the Board or the

Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, all outstanding Options shall be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18. INSUFFICIENT SHARES. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

19. TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20. GOVERNMENTAL REGULATIONS. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

21. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23. EFFECTIVE DATE AND APPROVAL OF STOCKHOLDERS. The Plan shall take effect on July 31, 1997 subject to approval by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Initially adopted by the Board of Directors on July 31, 1997 and approved by the stockholders on September 29, 1997

Amendment No. 1 (changing date of commencement of first Offering) approved by the Board of Directors on November 14, 1997

Amendment No. 2 (increasing the number of shares of Common Stock subject to the plan) approved by the Board of Directors on March 3, 1999 and approved by the stockholders on March 11, 1999

Amendment No. 3 (deleting 50,000 share limit per offering period) approved by the Board of Directors on June 30, 2009

Appendix B

PROPOSED AMENDMENTS TO OUR SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION, AS AMENDED, TO DECLASSIFY OUR BOARD

OF DIRECTORS

The following are proposed changes to Article ELEVENTH of our Second Amended and Restated Certificate of Incorporation, as amended, as described in Proposal 4. The text indicated by underline will be added, and the text indicated by strike-through will be deleted.

“ELEVENTH: This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be in furtherance and not in limitation or exclusion of the powers conferred by the statutes of the State of Delaware.

11.1. Number ~~of Directors~~; Election and Qualification. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of the stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.

11.2. Classes of Directors. ~~The~~Until the election of directors at the annual meeting scheduled to be held in 2017, the Board of Directors shall be and is divided into ~~three~~ classes~~: Class I, Class I and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I and, if such fraction is two-thirds, one of the extra directors shall be a member of Class I and the other extra director shall be a member of Class II, unless otherwise provided for from time to time by resolution adopted by a majority~~, with directors in each class having the terms of office specified in Section 11.4 of this Article ELEVENTH. Commencing with the election of directors at the annual meeting scheduled to be held in 2017, the classification of the Board of Directors~~. The Class A Director shall be in Class I~~ shall cease, and all of the directors shall thereupon be elected for a term expiring at the next annual meeting of stockholders.

11.3. Election of Directors. The holders of Class A Common Stock, voting separately as a class, shall be entitled to elect one director (the “Class A Director”). All other directors shall be elected by the holders of the Class A Common Stock and Class B Common Stock, if any, voting together as a single class.

11.4. Terms of Office. Each director shall serve for a term ending ~~on~~at the ~~date~~election of directors at the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending ~~on~~at the ~~date~~election of directors at the annual meeting next following the end of the Corporation’s fiscal year ending April 30, 1998; each initial director in Class II shall serve for a term ending ~~on~~at the ~~date~~election of directors at the annual meeting next following the end of the Corporation’s fiscal year ending April 30, 1999; and each initial director in Class III shall serve for a term ending ~~on~~at the ~~date~~election of directors at the annual meeting next following the end of the Corporation’s fiscal year ending April 30, 2000. Notwithstanding the foregoing, commencing with the election of directors at the annual meeting scheduled to be held in 2015, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2016; for the election of directors at the annual meeting scheduled to be held in 2016, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2017; and for the election of directors at the annual meeting scheduled to be held in 2017 and for the election of directors at each annual meeting thereafter, each director shall be elected for a term expiring at the next succeeding annual meeting.

B-1

11.5. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. ~~In~~Until the election of directors at the annual meeting scheduled to be held in 2017, in the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he is a member until the expiration of his current term or his prior death, retirement or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the ~~three~~ classes of directors ~~so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.~~.

11.6. Tenure. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

11.7. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The term of any director elected to fill a vacancy between annual meetings will last until the next annual meeting and until such director’s successor has been elected and qualified, or until his earlier death, resignation or removal.

11.8. Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. ~~In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum~~. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

11.9. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or this Certificate of Incorporation or the By-Laws of the Corporation.

11.10. Removal. Any one or more or all of the directors may be removed, with or without cause, by the holders of shares representing at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast at any election of directors or class of directors (other than an election of the Class A Director); provided, however, that the Class A Director may be removed only by the holders of at least seventy-five percent (75%) of the outstanding shares of Class A Common Stock.

11.11. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the By-Laws of the Corporation.”

B-2

Appendix C

PROPOSED AMENDMENTS TO OUR THIRD AMENDED AND RESTATED BY-LAWS TO

DECLASSIFY OUR BOARD OF DIRECTORS

The following are proposed changes to Article 2 of our Third Amended and Restated By-Laws as described in Proposal 4. The text indicated by underline will be added, and the text indicated by strike-through will be deleted.

“ARTICLE 2 - Directors

2.1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.2. Number ~~of Directors~~; Election and Qualification. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of the stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.

2.3. Classes of Directors. ~~The~~Until the election of directors at the annual meeting scheduled to be held in 2017, the Board of Directors shall be and is divided into ~~three~~ classes~~: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I and, if such fraction is two-thirds, one of the extra directors shall be a member of Class I and the other extra director shall be a member of Class II unless otherwise provided for from time to time by resolution adopted by a majority~~, with directors in each class having the terms of office specified in Section 2.5. Commencing with the election of directors at the annual meeting scheduled to be held in 2017, the classification of the Board of Directors~~. The Class A Director shall be in Class II~~ shall cease, and directors shall thereupon be elected for a term expiring at the next annual meeting of stockholders.

2.4. Election of Directors. The holders of Class A Common Stock, voting separately as a class, shall be entitled to elect one director (the “Class A Director”). All other directors shall be elected by the holders of the Class A Common Stock and Class B Common Stock, if any, voting together as a single class.

2.5. Terms of Office. Each director shall serve for a term ending ~~on~~at the ~~date~~election of directors at the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending ~~on~~at the ~~date~~election of directors at the annual meeting next following the end of the Corporation’s fiscal year ending April 30,1998; each initial director in Class II shall serve for a term ending ~~on~~at the ~~date~~election of directors at the annual meeting next following the end of the Corporation’s fiscal year ending April 30,1999; and each initial director in Class III shall serve for a term ending ~~on~~at the ~~date~~election of directors at the annual meeting next following the end of the Corporation’s fiscal year ending April 30, 2000. Notwithstanding the foregoing, commencing with the election of directors at the annual meeting scheduled to be held in 2015, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2016; for the election of directors at the annual meeting scheduled to be held in 2016, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2017; and for the election of directors at the annual meeting scheduled to be held in 2017 and for the election of directors at each annual meeting thereafter, each director shall be elected for a term expiring at the next succeeding annual meeting.

2.6. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. ~~In~~Until the election of directors at the annual meeting scheduled to be held in 2017, in the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he is a member until the expiration of his current term or his prior death, retirement or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the ~~three~~ classes of directors ~~so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.~~.

2.7. Tenure. Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

2.8. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The term of any director elected to fill a vacancy between annual meetings will last until the next annual meeting and until such director’s successor has been elected and qualified, or until his earlier death, resignation or removal.

2.9. Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. ~~In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third ( 1/3) of the number so fixed constitute a quorum~~. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the ~~meting~~meeting, until a quorum shall be present.

2.10. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Certificate of Incorporation or these By-Laws.

2.11. Removal. Any one or more or all of the directors may be removed, with or without cause, by the holders of shares representing at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast at any election of directors or class of directors (other than an election of the Class A Director); provided, however, that the Class A Director may be removed only by the holders of at least seventy-five percent (75%) of the outstanding shares of Class A Common Stock.

2.12. Resignation. Any director may resign by delivering his written resignation to the corporation at its principal office or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.13. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the

Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination; provided further that the Board of Directors shall meet at least once during each of the corporation’s fiscal quarters. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.14. Special Meetings. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, Chief Executive Officer, two or more directors, or by one director in the event that there is only a single director in office.

2.15. Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting, (ii) by sending a telegram or telex, or delivering written notice by hand, to his last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.16. Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.17. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

2.18. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-laws for the Board of Directors.

2.19. Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.”

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on October 6, 2014.

Vote by Internet • Go to www.investorvote.com/CWST • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals

The Board of Directors recommends that you vote FOR each of the director nominees. 1. To elect the following nominees as Class II directors of the Company:									+
	For	Withhold		For	Withhold		For	Withhold
01 - Joseph G. Doody	☐	☐	02 - Emily Nagle Green	☐	☐	03 - Gregory B. Peters	☐	☐

The Board of Directors recommends that you vote FOR Proposal 2.		For	Against	Abstain

2.	To approve an amendment to the Company’s Amended and Restated 1997 Employee Stock Purchase Plan to increase the number of shares of the Company’s Class A common stock authorized for issuance thereunder from 900,000 shares to 1,200,000 shares.	☐	☐	☐

The Board of Directors recommends that you vote FOR Proposal 3.

3.	To approve, in an advisory “say-on-pay” vote, the compensation of the Company’s named executive officers.	☐	☐	☐

The Board of Directors recommends that you vote FOR Proposal 4.

4.	To adopt and approve amendments to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and Third Amended and Restated By-Laws to declassify the Board of Directors.	☐	☐	☐

The Board of Directors recommends that you vote FOR Proposal 5.

5.	To ratify the appointment of McGladrey LLP as the Company’s independent auditors for the eighth-month transition period ending December 31, 2014.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — CASELLA WASTE SYSTEMS, INC.

ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, OCTOBER 7, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CASELLA WASTE SYSTEMS, INC.

The undersigned, having received notice of the Annual Meeting of Stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints John W. Casella and David L. Schmitt (each with full power of substitution), as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Casella Waste Systems, Inc. (the “Company”), to be held on Tuesday, October 7, 2014, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Class A common stock and Class B common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the Annual Meeting of Stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THEIR DISCRETION.

IF YOU HAVE NOT VOTED VIA TELEPHONE OR INTERNET, PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.